Filed Pursuant to Rule 424(b)(2)

Registration Statement No. 333-204908

Trigger Phoenix Autocallable Optimization Securities

Linked to

Two or more Equities

Product Supplement

Dated June 18, 2015

(To Prospectus dated June 12, 2015)

 The Securities

 UBS AG may offer and sell Trigger Phoenix Autocallable Optimization Securities (the “Securities”) from time to time.

The Underlier(s)

Each of the Securities may be linked to two or more:

➢	common stocks, including American depositary receipts (each, an “ADR”), of specific companies, and/or

➢	shares of exchange traded funds (“ETFs”, and together with common stocks, the “underlying equities”).

General Terms

This product supplement describes some of the general terms that may apply to the Securities and the general manner in which they may be offered. The applicable prospectus supplement and final terms supplement (together, the “applicable supplements”) to this product supplement will describe the specific terms of any Securities that we offer, including (i) the underlying equities and (ii) the specific manner in which such Securities may be offered.

If there is any inconsistency between the terms of the Securities described in the accompanying prospectus, this product supplement and the applicable supplements, the following hierarchy will govern: first, the final terms supplement; second, this product supplement; and last, the accompanying prospectus.

The general terms of the Securities are described in this product supplement and, unless otherwise specified in the applicable supplements, include the following:

Issuer:	UBS AG (“UBS”).

Booking Branch:	The booking branch of UBS will be specified in the applicable final terms supplement.

Issue Price:	The issue price per Security will be set equal to 100% of the principal amount of each Security.

Trade Date:	As specified in the applicable final terms supplement, subject to postponement in the event of a market disruption event as described under “General Terms of the Securities — Market Disruption Events”.

Settlement Date:	As specified in the applicable final terms supplement, subject to postponement in the event of a market disruption event as described under “General Terms of the Securities — Market Disruption Events”.

Final Valuation Date:	As specified in the applicable final terms supplement, subject to postponement in the event of a market disruption event as described under “General Terms of the Securities — Market Disruption Events” and “—Final Valuation Date”.

Maturity Date:	As specified in the applicable final terms supplement, subject to postponement in the event of a market disruption event as described under “General Terms of the Securities — Market Disruption Events” and “— Maturity Date”.

Principal Amount:	Unless otherwise specified in the applicable final terms supplement, the Securities will have principal amounts of $1,000 per Security.

No Listing:	The Securities will not be listed or displayed on any securities exchange or any electronic communications network, unless otherwise specified in the applicable final terms supplement.

Calculation Agent:	UBS Securities LLC.

Contingent Coupon Feature

Contingent Coupon:

The “contingent coupon” applicable to each observation date will be a fixed amount specified in the applicable final terms supplement and will be calculated based upon a rate per annum (the “contingent coupon rate”) specified in the applicable final terms supplement.

UBS will pay you a contingent coupon during the term of the Securities, periodically in arrears on each coupon payment date under the conditions described below:

➢       If the closing levels of all of the underlying equities are equal to or greater than their respective coupon barriers on the applicable observation date, UBS will pay for each Security you hold the contingent coupon applicable to such observation date.

➢        If the closing level of any one of the underlying equities is less than its respective coupon barrier on the applicable observation date, UBS will not pay you the contingent coupon applicable to such observation date.

Contingent coupons on the Securities are not guaranteed. UBS will not pay you the contingent coupon for any observation date on which the closing level of any one of the underlying equities is less than its respective coupon barrier.

Observation Dates:	One or more dates that will be specified in the applicable final terms supplement, subject to postponement in the event of a market disruption event as described under “General Terms of the Securities — Market Disruption Events”. Unless otherwise specified in the applicable final terms supplement, the final observation date will be the final valuation date.

Coupon Payment Dates:	Each coupon payment date will generally be three to five business days following the relevant observation date, as set forth in the relevant pricing supplement, subject to postponement in the event of a market disruption event as described under “General Terms of the Securities — Market Disruption Events”. The last possible coupon payment date will be the maturity date.

Coupon Barriers:	A specified level of each underlying equity that will be less than its respective initial level specified in the applicable final terms supplement. The coupon barrier of any underlying equity may be adjusted in and may be adjusted in the case of antidilution and reorganization events as described under “General Terms of the Securities — Antidilution Adjustments” and “— Reorganization Events”.

Automatic Call Feature

Automatic Call Feature:	The Securities will be called automatically (an “automatic call”) by UBS if the closing levels of all of the underlying equities on any observation date are equal to or greater than their respective initial levels. If the Securities are called, UBS will pay on the applicable call settlement date a cash payment per Security equal to your principal amount plus the contingent coupon otherwise due on the call settlement date pursuant to the contingent coupon feature. Following an automatic call, no further amounts will be owed to you under the Securities.

Call Settlement Date:	If the Securities are called, the call settlement date will be the coupon payment date corresponding to such observation date, and will generally be three to five business days following such observation date as specified in the applicable final terms supplement. Call settlement dates are subject to postponement in the event of a market disruption event as described under “General Terms of the Securities — Market Disruption Events” and “—Coupon Payments Dates and Call Settlement Date”.

Payment at Maturity for the Securities

Any payment on the Securities, including any repayment of principal, is subject to the creditworthiness of UBS. If UBS were to default on its payment obligations, you may not receive any amounts owed to you under the Securities and you could lose all of your initial investment.

Investing in the Securities involves significant risks. The Securities differ from ordinary debt securities in that UBS is not necessarily obligated to repay the full amount of your initial investment. Depending on the particular terms of your Securities, if the underlying return is negative, you could lose some or all of your initial investment.

Payment at Maturity:

If the Securities are not called, at maturity UBS will pay a cash payment per Security that you hold, as described below:

➢       If a trigger event has not occurred, UBS will pay you for each Security you hold a cash payment per Security equal to your principal amount plus the contingent coupon otherwise due on the maturity date pursuant to the contingent coupon feature.

➢        If a trigger event has occurred, UBS will pay you for each Security you hold a cash payment that is less than your principal amount, if anything, resulting in a loss that is equal to the underlying return of the least performing underlying equity, for an amount equal to:

$1,000 + ($1,000 × Underlying Return of the Least Performing Underlying Equity).

Investors in the Securities may be fully exposed to any decline in the level of the least performing underlying equity from the trade date to the final valuation date. Specifically, if the Securities are not called and a trigger event occurs, you will lose a percentage of your principal amount equal to the underlying return, and in extreme situations, you could lose all of your initial investment.

Defined Terms Relating to Payments on the Securities:

Underlying Return:

For each underlying equity, the quotient, expressed as a percentage, of (i) the final level of the underlying equity minus the initial level of the underlying equity, divided by (ii) the initial level of the underlying equity. Expressed as a formula:

Final Level – Initial Level

Initial Level

Initial Level:

Unless otherwise provided in the applicable final terms supplement, with respect to each underlying equity, the closing level of such underlying equity on the trade date.

The initial level will be determined by the calculation agent and may be postponed in the case of a market disruption event as described under “General Terms of the Securities — Market Disruption Events” or adjusted in the case of antidilution and reorganization events as described under “— Antidilution Adjustments” and “— Reorganization Events”.

Final Level:

Unless otherwise provided in the applicable final terms supplement, with respect to each underlying equity, the closing level of such underlying equity on the final valuation date.

The final level will be determined by the calculation agent and may be postponed in the case of a market disruption event as described under “General Terms of the Securities — Market Disruption Events” or adjusted in the case of antidilution and reorganization events as described under “General Terms of the Securities — Antidilution Adjustments” and “— Reorganization Events”.

Least Performing Underlying Equity:	The underlying equity with the lowest underlying return as compared to the other underlying equities.

Trigger Level:	With respect to each underlying equity, a level of the underlying equity that will be less than the initial level specified in the applicable final terms supplement. With respect to each underlying equity, the trigger level will be based on a percentage of the initial level and may be adjusted in the case of antidilution and reorganization events as described under “General Terms of the Securities — Antidilution Adjustments” and “— Reorganization Events”.

Trigger Event:	A trigger event occurs if the final level of any one of the underlying equities is less than its respective trigger level on the final valuation date.

See “Risk Factors” beginning on page PS-16 of this product supplement for risks related to an investment in the Securities.

To help investors identify appropriate structured products, UBS organizes its structured products into four categories: Protection Strategies, Optimization Strategies, Performance Strategies and Leverage Strategies. For this purpose, UBS classifies the Securities as Optimization Strategies. For a more detailed description of each of the four categories, please see “Structured Product Categorization” beginning on page PS-10.

Neither the Securities and Exchange Commission nor any other regulatory body has approved or disapproved of these Securities or passed upon the adequacy or accuracy of this product supplement or the accompanying prospectus. Any representation to the contrary is a criminal offense.

The Securities are not bank deposits and are not insured by the Federal Deposit Insurance Corporation or any other governmental agency.

UBS Investment Bank	UBS Financial Services Inc.

ADDITIONAL INFORMATION ABOUT THE SECURITIES

You should read this product supplement together with the prospectus dated June 12, 2015, titled “Debt Securities and Warrants”, relating to our Medium-Term Notes, Series B, of which the Securities are a part, and any applicable supplements related to the Securities that we may file with the Securities and Exchange Commission (“SEC”) from time to time. You may access these documents on the SEC website at www.sec.gov as follows (or if such address has changed, by reviewing our filings for the relevant date on the SEC website):

➢	Prospectus dated June 12, 2015:

http://www.sec.gov/Archives/edgar/data/1114446/000119312515222010/d935416d424b3.htm

Our Central Index Key, or CIK, on the SEC website is 0001114446.

You should rely only on the information incorporated by reference or provided in this product supplement or the accompanying prospectus. We have not authorized anyone to provide you with different information. We are not making an offer of these Securities in any state where the offer is not permitted. You should not assume that the information in this product supplement is accurate as of any date other than the date on the front of the document.

Product Supplement

Product Supplement Summary	PS-1
Payments on the Securities	PS-1
Contingent Coupon Feature	PS-1
Automatic Call Feature	PS-2
Payment at Maturity for the Securities	PS-3
Defined Terms Relating to Payments at Maturity for the Securities	PS-3
Hypothetical Examples of How the Securities Perform	PS-12
Risk Factors	PS-16
General Terms of the Securities	PS-31
Payment at Maturity for the Securities	PS-32
Defined Terms Relating to Payments at Maturity for the Securities	PS-33
Market Disruption Events	PS-35
Antidilution Adjustments	PS-36
Reorganization Events	PS-40
Use of Proceeds and Hedging	PS-49
Supplemental U.S. Tax Considerations	PS-50
Certain ERISA Considerations	PS-58
Supplemental Plan of Distribution (Conflicts of Interest)	PS-59
Prospectus
Introduction	1
Cautionary Note Regarding Forward-Looking Statements	3
Incorporation of Information About UBS AG	5
Where You Can Find More Information	6
Presentation of Financial Information	7
Limitations on Enforcement of U.S. Laws Against UBS, Its Management and Others	7
UBS	8
Swiss Regulatory Powers	12
Use of Proceeds	13
Description of Debt Securities We May Offer	14
Description of Warrants We May Offer	34
Legal Ownership and Book-Entry Issuance	49
Considerations Relating to Indexed Securities	54
Considerations Relating to Securities Denominated or Payable in or Linked to a Non-U.S. Dollar Currency	57
U.S. Tax Considerations	60
Tax Considerations Under the Laws of Switzerland	71
Benefit Plan Investor Considerations	73
Plan of Distribution	75
Conflicts of Interest	76
Validity of the Securities	77
Experts	77

Product Supplement Summary

This product supplement describes terms that will apply generally to the Securities. On the trade date, UBS AG will prepare a final terms supplement. The final terms supplement will specify the underlying equities and the specific pricing terms for that issuance and, together with the applicable prospectus supplement (collectively, the “applicable supplements”), will indicate any changes to the general terms specified below. In some instances UBS AG may prepare a pricing supplement on the trade date, in lieu of a final terms supplement and related prospectus supplement. References in this product supplement to the “applicable supplements” or the “final terms supplement” will also refer to the applicable pricing supplement as the context may require. You should read the applicable supplements in conjunction with this product supplement and the accompanying prospectus.

References to “UBS”, “we”, “our” and “us” refer only to UBS AG and not to its consolidated subsidiaries. In this product supplement, when we refer to the “Securities,” we mean the Trigger Phoenix Autocallable Optimization Securities. Also, references to the “accompanying prospectus” mean the accompanying prospectus, titled “Debt Securities and Warrants,” dated June 12, 2015, of UBS.

If there is any inconsistency between the terms of the Securities described in the accompanying prospectus, this product supplement and the applicable supplements, the following hierarchy will govern: first, the final terms supplement; second, this product supplement, and last, the accompanying prospectus.

What Are the Securities?

Trigger Phoenix Autocallable Optimization Securities (the “Securities”) are medium-term unsubordinated and unsecured debt securities issued by UBS AG linked to two or more:

➢	common stocks, including American depositary receipts (“ADRs”), of specific companies, and/or

➢	shares of exchange traded funds (“ETFs”, and together with common stocks, “underlying equities”).

As used in this product supplement, the term “common stock” includes non-U.S. equity securities issued through depositary arrangements such as ADRs. We refer to the common stock represented by an ADR as “non-U.S. stock”. If an underlying equity is an ADR, the term “non-U.S. stock issuer” refers to the issuer of the non-U.S. stock underlying the ADR. The underlying equities will be specified in the applicable final terms supplement to this product supplement.

Payments on the Securities

Any payment on the Securities, including any contingent coupons, payments arising from the automatic call feature and repayment of principal, is subject to the creditworthiness of UBS. If UBS were to default on its payment obligations, you may not receive any amounts owed to you under the Securities and you could lose all of your initial investment.

Investing in the Securities involves significant risks. The Securities differ from ordinary debt securities in that UBS is not necessarily obligated to repay the full amount of your initial investment. If the Securities are not called, you may lose some or all of your initial investment. Specifically, if the Securities are not called and a trigger event occurs, you will lose a percentage of your principal amount equal to the underlying return of the least performing underlying equity, and in extreme situations, you could lose all of your initial investment.

Contingent Coupon Feature

The “contingent coupon” applicable to each observation date will be a fixed amount specified in the final terms supplement and will be calculated based upon a rate per annum (the “contingent coupon rate”) specified in the applicable final terms supplement. UBS will pay you a contingent coupon during the term of the Securities, periodically in arrears on each coupon payment date under the conditions described below:

➢

If the closing levels of all of the underlying equities are equal to or greater than their respective coupon barriers on the applicable observation date, UBS will pay for each Security you hold the contingent coupon applicable to such observation date.

➢

If the closing level of any one of the underlying equities is less than its respective coupon barrier on the applicable observation date, UBS will not pay you the contingent coupon applicable to such observation date.

Contingent coupons on the Securities are not guaranteed. UBS will not pay you the contingent coupon for any observation date on which the closing level of any one of the underlying equities is less than its respective coupon barrier.

“Observation dates” are one or more dates that will be specified in the applicable final terms supplement, subject to postponement in the event of a market disruption event as described under “General Terms of the Securities — Market Disruption Events”. Unless otherwise specified in the applicable final terms supplement, the final observation date will be the final valuation date.

“Coupon Payment Dates” are generally be three to five business days following the relevant observation date, as set forth in the relevant pricing supplement, subject to postponement in the event of a market disruption event as described under “General Terms of the Securities — Market Disruption Events”. The last possible coupon payment date will be the maturity date.

“Coupon Barriers” are a specified level of each underlying equity that will be less than its respective initial level specified in the applicable final terms supplement. The coupon barrier of any underlying equity may be adjusted in and may be adjusted in the case of antidilution and reorganization events as described under “General Terms of the Securities — Antidilution Adjustments” and “— Reorganization Events”.

Automatic Call Feature

The Securities will be called automatically (an “automatic call”) by UBS if the closing levels of all of the underlying equities on any observation date are equal to or greater than their respective initial levels. If the Securities are called, UBS will pay on the applicable call settlement date a cash payment per Security equal to your principal amount plus the contingent coupon otherwise due on the call settlement date pursuant to the contingent coupon feature. Following an automatic call, no further amounts will be owed to you under the Securities.

If the Securities are called, the “call settlement date” will be the coupon payment date corresponding to such observation date, and will generally be three to five business days following such observation date as specified in the applicable final terms supplement. Call settlement dates are subject to postponement in the event of a market disruption event as described under “General Terms of the Securities — Market Disruption Events” and “—Coupon Payments Dates and Call Settlement Date”.

Payment at Maturity for the Securities

If the Securities are not called, at maturity UBS will pay a cash payment per Security that you hold, as described below:

➢

If a trigger event has not occurred, UBS will pay you for each Security you hold a cash payment per Security equal to your principal amount plus the contingent coupon otherwise due on the maturity date pursuant to the contingent coupon feature.

➢

If a trigger event has occurred, UBS will pay you for each Security you hold a cash payment that is less than your principal amount, if anything, resulting in a loss that is equal to the underlying return of the least performing underlying equity, for an amount equal to:

$1,000 + ($1,000 × Underlying Return of the Least Performing Underlying Equity).

Investors in the Securities may be fully exposed to any decline in the level of the least performing underlying equity from the trade date to the final valuation date. Specifically, if the Securities are not called and a trigger event occurs, you will lose a percentage of your principal amount equal to the underlying return, and in extreme situations, you could lose all of your initial investment.

Defined Terms Relating to Payments on the Securities:

The “underlying return” for each underlying equity is the quotient, expressed as a percentage, of (i) the final level of the underlying equity minus the initial level of the underlying equity, divided by (ii) the initial level of the underlying equity. Expressed as a formula:

Final Level – Initial Level
Initial Level

Unless otherwise provided in the applicable final terms supplement, the “initial level” with respect to each underlying equity is the closing level of such underlying equity on the trade date. The initial level will be determined by the calculation agent and may be postponed in the case of a market disruption event as described under “General Terms of the Securities — Market Disruption Events” or adjusted in the case of antidilution and reorganization events as described under “— Antidilution Adjustments” and “— Reorganization Events”.

Unless otherwise provided in the applicable final terms supplement, the “final level” with respect to each underlying equity is the closing level of such underlying equity on the final valuation date. The final level will be determined by the calculation agent and may be postponed in the case of a market disruption event as described under “General Terms of the Securities — Market Disruption Events” or adjusted in the case of antidilution and reorganization events as described under “General Terms of the Securities — Antidilution Adjustments” and “— Reorganization Events”.

The “least performing underlying equity” is the underlying equity with the lowest underlying return as compared to the other underlying equities.

The “trigger level” with respect to each underlying equity is a level of the underlying equity that will be less than the initial level specified in the applicable final terms supplement. With respect to each underlying equity, the trigger level will be based on a percentage of the initial level and may be adjusted in the case of antidilution and reorganization events as described under “General Terms of the Securities — Antidilution Adjustments” and “— Reorganization Events”.

A “trigger event” occurs if the final level of any one of the underlying equities is less than its respective trigger level on the final valuation date.

The calculation agent may adjust the terms of the Securities for an underlying equity in the case of antidilution and reorganization events described below under “General Terms of the Securities — Antidilution Adjustments” and “— Reorganization Events”.

The Securities Are Part of a Series

The Securities are part of a series of debt securities entitled “Medium-Term Notes, Series B” that we may issue from time to time under our indenture, which is described in the accompanying prospectus. This product supplement summarizes general financial and other terms that apply to the Securities. Terms that apply generally to all Medium-Term Notes, Series B are described in “Description of Debt Securities We May Offer” in the accompanying prospectus.

We may issue separate offerings of the Securities that may be identical in all respects, except that each offering may be linked to the performance of different underlying equities and will be subject to the particular terms of the respective Securities set forth in the applicable supplements. Each offering of the Securities is a separate and distinct security and you may invest in one or more offerings of the Securities as set forth in the applicable supplements. The performance of each offering of the Securities will depend solely upon the performance of the underlying equities to which such offering is linked and will not depend on the performance of any other offering of the Securities.

Specific Terms of each Security Will Be Described in Applicable Supplements

The applicable prospectus supplement and final terms supplement (together, the “applicable supplements”) accompanying this product supplement describe the specific terms of your Securities. The terms described therein modify or supplement those described herein and in the accompanying prospectus.

You should read the applicable supplements in conjunction with this product supplement and the accompanying prospectus.

Selected Purchase Considerations

Subject to the specific terms of your Securities as described in the applicable supplements, an investment in the Securities may offer the following features:

➢

Risk of loss at maturity — You may suffer losses at maturity depending on whether a trigger event has occurred. If a trigger event has occurred, you will lose a percentage of your principal amount equal to the underlying return of the least performing underlying equity, and in extreme situations, you could lose all of your initial investment.

➢

Potential for Contingent Coupons — UBS will pay a contingent coupon for each observation date on which the closing levels of all of the underlying equities are equal to or greater than their respective coupon barriers. Investors will not receive the contingent coupon applicable to any observation date if the closing level of any one of the underlying equities is less than its respective coupon barrier on such observation date.

➢

Automatic Call — UBS will call the Securities automatically if the closing levels of all of the underlying equities are equal to or greater than their respective initial levels on any observation date. If the Securities are called, UBS will pay a cash payment per Security equal to your principal amount plus the contingent coupon otherwise due on the call settlement date pursuant to the contingent coupon feature. Following an automatic call, no further amounts will be owed to you under the Securities.

➢

The stated payout from the issuer applies only at maturity — If you are able to sell your Securities prior to maturity in the secondary market, you may have to sell them at a loss relative to your initial investment even if the level of all the underlying equities is equal to or greater than the initial level or trigger level. All payments on the Securities are subject to the creditworthiness of UBS.

➢

Minimum Investment — Unless otherwise specified in the applicable final terms supplement, in the case of offerings of Securities with a $10 principal amount per Security, the minimum investment is 100 Securities (for a total minimum purchase price of $1,000). Purchases in excess of these minimum amounts may be made in integrals of one Security. Purchases and sales of Securities with a $10 principal amount made in the secondary market, if any exists, are not subject to the minimum investment of 100 Securities. Unless otherwise specified in the applicable final terms supplement, in the case of offerings of Securities with a $1,000 principal amount per Security, the minimum investment is one Security.

What Are Some of the Risks of the Securities?

An investment in the Securities involves significant risks. Some of the risks that apply generally to the Securities are summarized here, but we urge you to read the more detailed explanation of risks relating to the Securities in the “Risk Factors” section of this product supplement and the applicable supplements.

➢

Risk of loss at maturity — The Securities differ from ordinary debt securities in that UBS will not necessarily repay the full principal amount of the Securities at maturity. If your Securities are not called, UBS will only repay you the principal amount of your Securities in cash if a trigger event does not occur and will only make such payment at maturity. If a trigger event does occur, you will incur a loss of principal that is proportionate to the negative underlying return. In each case as applicable, you will lose a percentage of your principal amount and in extreme situations, you could lose all of your initial investment.

➢

The stated payout from the issuer applies only if you hold your Securities to maturity — You should be willing to hold your Securities to maturity. If you are able to sell your Securities prior to maturity in the secondary market, you may have to sell them at a loss relative to your initial investment even if the level of all the underlying equities at such time is equal to or greater than the initial level or trigger level.

➢

You may not receive any contingent coupons — UBS will not necessarily pay contingent coupons on the Securities. If the closing level of any one of the underlying equities on an observation date is less than its respective coupon barrier, UBS will not pay you the contingent coupon applicable to such observation date. If the closing levels of any of the underlying equities are less than their respective coupon barriers on each of the observation dates, UBS will not pay you any contingent coupons during the term of, and you will not receive a positive return on, your Securities. Generally, this non-payment of the contingent coupon coincides with a period of greater risk of loss of principal for your Securities.

➢

Your potential return on the Securities is limited and you will not participate in any appreciation of the underlying equities — The return potential of the Securities is limited to the pre-specified contingent coupon rate, regardless of the appreciation of the underlying equities. In addition, the total return on the Securities will vary based on the number of observation dates on which the requirements of the contingent coupon have been met prior to maturity or an automatic call. Since the Securities could be called as early as the first potential call settlement date, the total return on the Securities could be minimal. If the Securities are not called, you may be subject to the decline of the least performing underlying equity even though you cannot participate in any appreciation in the level of the underlying equities. As a result, the return on an investment in the Securities could be less than the return on a direct investment in any or all of the underlying equities.

➢

Higher contingent coupon rates are generally associated with a greater risk of loss — Greater expected volatility with respect to, and lower expected correlation among, the underlying equities reflects a higher expectation as of the trade date that the level of any one of the underlying equities could be less than its respective trigger level on the final valuation date of the Securities. This greater expected risk will generally be reflected in a higher contingent coupon rate for that Security. However, while the contingent coupon rate is set on the trade date, an underlying equity’s volatility, and the correlation among the underlying equities can change significantly over the term of the Securities. The level of any one of the underlying equities for your Securities could fall sharply, which could result in the loss of some or all of your initial investment.

➢

The Securities may be called early and are subject to reinvestment risk — The Securities will be called automatically if the closing levels of all of the underlying equities are equal to or greater than their initial levels on any observation date. Conversely, the Securities will not be subject to an automatic call when the level of any one of the underlying equities is less than its initial level on any observation date, which generally coincides with a period of greater risk of loss of principal for your Securities. In the event that the Securities are called prior to maturity, there is no guarantee that you will be able to reinvest the proceeds from an investment in the Securities at a comparable rate of return for a similar level of risk. To the extent you are able to reinvest such proceeds in an investment comparable to the Securities, you will incur transaction costs and the original issue level for such an investment is likely to include certain built-in costs such as dealer discounts and hedging costs.

➢

Credit risk of UBS — The Securities are unsubordinated, unsecured debt obligations of UBS and are not, either directly or indirectly, an obligation of any third party. Any payment to be made on the Securities, including any repayment of principal at maturity, depends on the ability of UBS to satisfy its obligations as they come due. As a result, UBS’s actual and perceived creditworthiness may affect the market value of the Securities. If UBS were to default on its obligations, you may not receive any amounts owed to you under the terms of the Securities and you could lose all of your initial investment.

➢

You are exposed to the market risk of each underlying equity — Your return on the Securities is not linked to a basket consisting of the underlying equities. Rather, it will be contingent upon the performance of each individual underlying equity. Unlike an instrument with a return linked to a basket underlying equities, in which risk is mitigated and diversified among all of the components of the basket, you will be exposed equally to the risks related to all of the underlying equities. Poor performance by any one of the underlying equities over the term of the Securities may negatively affect your return and will not be offset or mitigated by a positive performance by any or all of the other underlying equities. Accordingly, your investment is subject to the market risk of each underlying equity.

➢

Because the Securities are linked to the performance of more than one underlying equity, there is an increased probability that you will lose some or all of your initial investment — The risk that you will lose some or all of your initial investment in the Securities is greater if you invest in the Securities as opposed to securities that are linked to the performance of a single underlying equity if their terms are otherwise substantially similar. With a greater total number of underlying equities, it is more likely that a trigger event will occur, and therefore it is more likely that you will receive an amount in cash which is worth less than your principal amount on the maturity date. In addition, if the performances of the underlying equities are not correlated to each other, the risk that a trigger event will occur is even greater.

➢

Market risk — The return on the Securities, which may be positive or negative, is directly linked to the performance of the underlying equities and, if an underlying equity is an ETF, indirectly linked to the value of the stocks (“underlying equity constituents”), futures contracts on physical commodities (“constituent commodities”) and other assets constituting the ETF (collectively, “underlying constituents”). The level of the underlying equities can rise or fall sharply due to factors specific to such underlying equities or its underlying constituents, such as stock or commodity price volatility, earnings, financial conditions, corporate, industry and regulatory developments, management changes and decisions and other events, as well as general market factors, such as general stock market or commodity market levels, interest rates and economic and political conditions.

➢

There can be no assurance that the investment view implicit in the Securities will be successful — It is impossible to predict whether and the extent to which the level of the underlying equities will rise or fall and there can be no assurance that the closing prices of all of the underlying equities will be equal to or greater than their respective coupon barriers on any observation date or, if not called, that a trigger event will not occur. The final level of the underlying equities will be influenced by complex and interrelated political, economic, financial and other factors that affect the issuer(s) of each underlying equity or, if any underlying equity is an ETF, the underlying constituents. You should be willing to accept the risks of owning equities in general and each underlying equity in particular, and the risk of losing some or all of your initial investment.

➢

The calculation agent can make antidilution and reorganization adjustments that affect the payment to you at maturity — For antidilution and reorganization events affecting an underlying equity, the calculation agent may make adjustments to the initial level, coupon barrier, trigger level and/or final level, as applicable, of the affected underlying equity, and any other term of the Securities. However, the calculation agent will not make an adjustment in response to every corporate event that could affect an underlying equity. If an event occurs that does not require the calculation agent to make an adjustment, the market value of the Securities and the payment at maturity may be materially and adversely affected. In addition, all determinations and calculations concerning any such adjustments will be made by the calculation agent. You should be aware that the calculation agent may make any such adjustment, determination or calculation in a manner that differs from that discussed in this product supplement or the applicable final terms supplement as necessary to achieve an equitable result.

Common Stocks: Following certain reorganization events relating to the respective issuer of an underlying equity where such issuer is not the surviving entity, the amount you receive at maturity may be based on the equity security of a successor to the respective underlying equity issuer in combination with any cash or any other assets distributed to holders of an underlying equity in such reorganization event. If the issuer of an underlying equity becomes subject to (i) a reorganization event whereby an underlying equity is exchanged solely for cash, (ii) a merger or consolidation with UBS or any of its affiliates, or (iii) an underlying equity is delisted or otherwise suspended from trading, the amount you receive at maturity may be based on a substitute security as defined below under “General Terms of the Securities — Reorganization Events”.

ETFs: If an underlying equity is an ETF, following a delisting or suspension from trading or discontinuance of the ETF, the amount you receive at maturity may be based on a share of another ETF or a basket of securities, futures contracts, commodities or other assets, as described below under “General Terms of the Securities — Delisting, Discontinuance or Modification of an ETF”.

ADRs: If an underlying equity is an ADR, following a delisting (including for this purpose the OTC Bulletin Board) or termination of the ADR facility, the amount you receive at maturity may be based on the non-U.S. stock represented by the ADR as described below under “General Terms of the Securities — Delisting of ADRs or Termination of ADR Facility”. The occurrence of any antidilution or reorganization event and the consequent adjustments may materially and adversely affect the value of the Securities and your payment at maturity, if any. For more information, see the sections “General Terms of the Securities — Antidilution Adjustments” and “— Reorganization Events” beginning on pages PS-36 and PS-40, respectively, of this product supplement, as well as the above-referenced sections.

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There may be little or no secondary market for the Securities — Unless otherwise specified in the applicable final terms supplement, the Securities will not be listed or displayed on any securities exchange or any electronic communications network. There can be no assurance that a secondary market for the Securities will develop. UBS Securities LLC and other affiliates of UBS may make a market in the Securities, although they are not required to do so and may stop making a market at any time. The price, if any, at which you may be able to sell your Securities prior to maturity could be at a substantial discount from the issue price and to their intrinsic value and you may suffer substantial losses as a result.

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Price of Securities prior to maturity — The market price of the Securities will be influenced by many unpredictable and interrelated factors, including the level of the underlying equities the price or level volatility of each underlying equity or underlying constituent; the dividend rate paid on each underlying equity or underlying constituent; the time remaining to the maturity of the Securities; interest rates in the markets; geopolitical conditions and economic, financial, political and regulatory or judicial events; and the creditworthiness of UBS.

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Impact of fees on the secondary market price of the Securities — Generally, the price of the Securities in the secondary market is likely to be lower than the issue price to public because the issue price to public included, and the secondary market prices are likely to exclude, commissions, hedging costs or other compensation paid with respect to the Securities.

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Potential UBS impact on price — Trading or transactions by UBS or its affiliates in an underlying equity or any underlying constituent, as applicable, listed and/or over-the-counter options, futures, exchange-traded funds or other instruments with returns linked to the performance of an underlying equity or any underlying constituent, may adversely affect the market price(s) or level(s) of the underlying equity and, therefore, the market value of the Securities.

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Potential conflict of interest — UBS and its affiliates may engage in business with the issuer of any underlying equity, or if any underlying equity is an ETF, the issuers of securities constituting underlying constituents of such ETF, which may present a conflict between the obligations of UBS and you, as a holder of the Securities. There are also potential conflicts of interest between you and the calculation agent, which will be an affiliate of UBS. The calculation agent will determine whether the contingent coupon is payable to you on any coupon payment date, whether the Securities are subject to an automatic call and the payment at maturity of the Securities based on observed levels of the underlying equities. The calculation agent can postpone the determination of the initial level, closing level or final level of one or more underlying equity (and therefore the related coupon payment date or maturity date, as applicable) if a market disruption event occurs and is continuing on the trade date, an observation date, or final valuation date, respectively.

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Potentially inconsistent research, opinions or recommendations by UBS — UBS and its affiliates publish research from time to time on financial markets and other matters that may influence the value of the Securities, or express opinions or provide recommendations that are inconsistent with purchasing or holding the Securities. Any research, opinions or recommendations expressed by UBS or its affiliates may not be consistent with each other and may be modified from time to time without notice. Investors should make their own independent investigation of the merits of investing in the Securities and the underlying equities to which the Securities are linked.

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Dealer incentives — UBS and its affiliates act in various capacities with respect to the Securities. We and our affiliates may act as a principal, agent or dealer in connection with the sale of the Securities. Such affiliates, including the sales representatives, will derive compensation from the distribution of the Securities and such compensation may serve as an incentive to sell these Securities instead of other investments. We may pay dealer compensation to any of our affiliates acting as agents or dealers in connection with the distribution of the Securities.

➢	Uncertain tax treatment — Significant aspects of the tax treatment of the Securities are uncertain. You should consult your own tax advisor about your own tax situation.

Subject to the specific terms of your Securities, as specified in the applicable final terms supplement, the Securities generally may be a suitable investment for you if:

➢	You fully understand the risks inherent in an investment in the Securities, including the risk of loss of all, or almost all, of your initial investment.

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You can tolerate a loss of all or a substantial portion of your investment and are willing to make an investment that may have the same or similar downside market risk as an investment in the underlying equities or underlying constituents.

➢	You believe the levels of all of the underlying equities will close equal to or greater than their respective coupon barriers on the specified observation dates (including the final valuation date).

➢	You believe a trigger event will not occur, meaning the closing levels of all the underlying equities will be equal to or greater than their respective trigger levels on the final valuation date.

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You understand and accept that you will not participate in any appreciation in the level of any of the underlying equities and that your potential return is limited to the contingent coupons specified in the applicable final terms supplement.

➢	You can tolerate fluctuations in the price of the Securities prior to maturity that may be similar to or exceed the downside fluctuations in the level of the least performing underlying equity.

➢	You do not seek current income from your investment and are willing to forego dividends paid on any underlying equity or underlying constituent.

➢	You are willing to hold the Securities to maturity and accept that there may be little or no secondary market for the Securities.

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You are willing to assume the credit risk of UBS for all payments under the Securities, and understand that if UBS defaults on its obligations you may not receive any amounts due to you including any repayment of principal.

Subject to the specific terms of your Securities, as specified in the applicable final terms supplement, the Securities generally may not be a suitable investment for you if:

➢	You do not fully understand the risks inherent in an investment in the Securities, including the risk of loss of all, or almost all, of your initial investment.

➢	You require an investment designed to provide a full return of principal at maturity.

➢	You are not willing to make an investment that may have the same or similar downside market risk as an investment in the least performing underlying equity.

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You believe that the level of any one of the underlying equities will decline during the term of the Securities and is likely to be less than their respective coupon barrier on the specified observation dates.

➢	You believe a trigger event will occur, meaning the closing level of any one of the underlying equities will be less than its respective trigger level on the final valuation date.

➢	You seek an investment that participates in the full appreciation in the levels of the underlying equities or that has unlimited return potential.

➢	You cannot tolerate fluctuations in the price of the Securities prior to maturity that may be similar to or exceed the downside fluctuations in the level of the least performing underlying equity.

➢	You seek current income from this investment or prefer to receive the dividends paid on any underlying equity or underlying constituent.

➢	You are unable or unwilling to hold the Securities to maturity or you seek an investment for which there will be an active secondary market.

➢	You are not willing to assume the credit risk of UBS for all payments under the Securities.

The suitability considerations identified above are not exhaustive. Whether or not the Securities are a suitable investment for you will depend on your individual circumstances, and you should reach an investment decision only after you and your investment, legal, tax, accounting, and other advisors have carefully considered the suitability of an investment in the Securities in light of your particular circumstances. You should also review carefully the “Risk Factors” beginning on page PS-16 of this product supplement.

Structured Product Categorization

To help investors identify appropriate structured products, UBS organizes its structured products, including the Securities offered hereby, into four categories: Protection Strategies, Optimization Strategies, Performance Strategies and Leverage Strategies. UBS classifies the Securities as Optimization Strategies. The description below is intended to describe generally the four categories of structured products and the types of principal repayment features, if any, which may be offered on those products. This description should not be relied upon as a description of any particular structured product.

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Protection Strategies are structured to complement and provide the potential to outperform traditional fixed income instruments. These structured products are generally designed for investors with low to moderate risk tolerances, but who can tolerate downside market risk prior to maturity.

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Optimization Strategies provide the opportunity to enhance market returns or yields and can be structured with full downside market exposure or with buffered or contingent downside market exposure. These structured products are generally designed for investors who can tolerate downside market risk

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Performance Strategies provide efficient access to markets and can be structured with full downside market exposure or with buffered or contingent downside market exposure. These structured products are generally designed for investors who can tolerate downside market risk.

➢	Leverage Strategies provide leveraged exposure to the performance of an underlying equity. These structured products are generally designed for investors with high risk tolerances.

In order to benefit from any type of limited market exposure, investors must hold the security to maturity.

Classification of structured products into categories is not intended to guarantee particular results or performance.

What Are the Tax Consequences of the Securities?

The United States federal income tax consequences of your investment in the Securities are uncertain. Some of these tax consequences are summarized below, but we urge you to read the more detailed discussion in “Supplemental U.S. Tax Considerations” on page PS-50 and to discuss the tax consequences of your particular situation with your tax advisor.

Pursuant to the terms of the Securities, UBS and you agree, in the absence of an administrative or judicial ruling to the contrary, to characterize the Securities as a pre-paid derivative contract with respect to the underlying equities. If your Securities are so treated, any contingent coupon that is paid by UBS (including on the maturity date or upon an automatic call) should be included in your income as ordinary income in accordance with your regular method of accounting for U.S. federal income tax purposes.

In addition, excluding amounts attributable to any contingent coupon, you should generally recognize gain or loss upon the sale, exchange, automatic call, or redemption on maturity of your Securities in an amount equal to the difference between the amount you receive at such time (other than amounts or proceeds attributable to a contingent coupon or any amount attributable to any accrued but unpaid contingent coupon) and the amount you paid for your Securities. Subject to the “constructive ownership” rules (discussed below), such gain or loss should generally be long-term capital gain or loss if you have held your Securities for more than one year (otherwise such gain or loss should be short-term capital gain or loss if held for a period of one year or less). The deductibility of capital losses is subject to limitations. Although uncertain, it is possible that proceeds received from the sale or exchange of your Securities prior to a coupon observation date, but that could be attributed to an expected contingent coupon, could be treated as ordinary income. You should consult your tax advisor regarding this risk. However, there exists a risk that an investment in Securities that are linked to equity interests in a partnership, a regulated investment company or trust (such as shares of certain underlying equities that are ETFs), a passive foreign investment company (“PFIC”), a real estate investment trust (“REIT”) or certain other ‘‘pass-thru entities’’ could be treated as a “constructive ownership” transaction under Section 1260 of the Code which could result in part or all of any long-term capital gain realized by you on sale or maturity of a Security being recharacterized as ordinary income and subject to an interest charge (or in the case of a gold or silver ETF, subject to a maximum tax rate of 28% applicable to “collectibles”).

We believe that it would be reasonable to treat your Securities in the manner described above. However, because there is no authority that specifically addresses the tax treatment of the Securities, it is possible that your Securities could alternatively be treated for tax purposes as a single contingent debt instrument, or pursuant to some other characterization, including possible treatment as a “constructive ownership transaction” subject to the constructive ownership rules of Section 1260 of the Internal Revenue Code of 1986, as amended (the “Code”), such that the timing and character of your income from the Securities could differ materially from the treatment described under “Supplemental U.S. Tax Considerations — Alternative Treatments”. The risk that the Securities may be recharacterized for United States federal income tax purposes as instruments giving rise to current ordinary income (even before receipt of any cash) and short-term capital gain or loss (even if held for more than one year), is higher than with other equity-linked securities that do not guarantee full repayment of principal.

In 2007, the Internal Revenue Service (the “IRS”) released a notice that may affect the taxation of holders of the Securities. According to the notice, the IRS and the Treasury Department are actively considering whether the holder of an instrument such as the Securities should be required to accrue ordinary income on a current basis in excess of any receipt of contingent coupons. It is not possible to determine what guidance they will ultimately issue, if any. It is possible, however, that under such guidance, holders of the Securities will ultimately be required to accrue income currently in excess of any contingent coupons and this could be applied on a retroactive basis. The IRS and the Treasury Department are also considering other relevant issues, including whether additional gain or loss from such instruments should be treated as ordinary or capital, whether non-U.S. holders of such instruments should be subject to withholding tax on any deemed income accruals, and whether the special “constructive ownership rules” of Section 1260 of the Code should be applied to such instruments. Holders are urged to consult their tax advisors concerning the significance, and the potential impact, of the above considerations. Except to the extent otherwise required by law, UBS intends to treat your Securities for United States federal income tax purposes in accordance with the treatment described above and under “Supplemental U.S. Tax Considerations” unless and until such time as the Treasury Department and IRS determine that some other treatment is more appropriate.

Furthermore, in 2007, legislation was introduced in Congress that, if it had been enacted, would have required holders of Securities purchased after the bill was enacted to accrue interest income over the term of the Securities despite the fact that there will be no interest payments over the term of the Securities. It is not possible to predict whether a similar or identical bill will be enacted in the future, or whether any such bill would affect the tax treatment of your Securities.

Additionally, in 2013, the House Ways and Means Committee released in draft form certain proposed legislation relating to financial instruments. If enacted, the effect of this legislation generally would be to require instruments such as the Securities to be marked-to-market on an annual basis with all gains and losses to be treated as ordinary, subject to certain exceptions. It is not possible to predict whether a similar or identical bill will be enacted in the future, or whether any such bill would affect the tax treatment of your Securities. You are urged to consult your tax advisor regarding the draft legislation and its possible impact on you.

Non-U.S. Holders. The U.S. federal income tax treatment of the contingent coupons is unclear. Subject to the discussion below under “Supplemental U.S. Tax Considerations — Non-U.S. Holders” with respect to Section 871(m) of the Code and FATCA, we currently do not intend to withhold any tax on any contingent coupon made to a non-U.S. holder that provides us (and/or the applicable withholding agent) with a fully completed and validly executed applicable IRS Form W-8. However, it is possible that the IRS could assert that such payments are subject to U.S. withholding tax, or that we or another withholding agent may otherwise determine that withholding is required, in which case we or the other withholding agent may withhold up to 30% on such payments (subject to reduction or elimination of such withholding tax pursuant to an applicable income tax treaty) without being required to pay any additional amounts with respect to amounts so withheld.

Both U.S. and non-U.S. holders should consult their tax advisors regarding the U.S. federal income tax consequences of an investment in the Securities (including possible alternative treatments and the issues presented by the 2007 IRS notice), as well as any tax consequences arising under the laws of any state, local or non-U.S. taxing jurisdiction (including that of the underlying equity issuer).

Hypothetical Examples of How the Securities Perform

This section provides examples of how the Securities perform under various scenarios and are provided for illustrative purposes only and are purely hypothetical. They do not purport to be representative of every possible scenario concerning increases or decreases in the final level of the underlying equities relative to the initial level. We cannot predict the final level of the underlying equities. You should not take these examples as an indication or assurance of the expected performance of the underlying equities. The examples are based on the assumptions therein.

Calculate the Underlying Return for each Underlying Equity

Where the payment at maturity is based on the performance of an underlying equity, the underlying return is the difference between the final level and initial level of the underlying equities and is expressed as a percentage of the initial level. The underlying return may be positive or negative and is calculated as follows:

Underlying Return =	Final Level – Initial Level
Initial Level

Unless otherwise provided in the applicable final terms supplement, the “initial level” will be the closing level of the underlying equity on the trade date, as determined by the calculation agent.

Unless otherwise provided in the applicable final terms supplement, the “final level” will be, with respect to an underlying equity, the closing level of the underlying equity on the final valuation date, as determined by the calculation agent.

Determine the Least Performing Underlying Equity

The “least performing underlying equity” is the underlying equity with the lowest underlying return as compared to the other underlying equities.

Hypothetical Performance Scenarios

Based on the computation of the underlying return above, the following chart show hypothetical performance scenarios at maturity for the Securities based on a range of underlying returns given the stated assumptions. These examples of how the Securities perform under various scenarios are provided for illustrative purposes only and are purely hypothetical.

Payment at Maturity for the Securities

The below table illustrates the payment at maturity, if the Securities are not called prior to maturity and not accounting for prior contingent coupons paid, if any, for a hypothetical offering of the Securities with a $1,000 principal amount, each with the assumptions below. For ease of reference, the highlighted hypothetical scenarios in the following table illustrate examples in which an investor would (i) realize a return equal to the principal amount plus the contingent coupon and (iii) realize a loss on the initial investment.

Assumptions:

Principal Amount:	$1,000
Term:	Approximately 5 years
Observation Dates:	Quarterly
Contingent Coupon Rate:	6% per annum (or 1.5% per quarter)
Contingent Coupon:	$15 per quarter
Initial Level:
Underlying Equity A:	$80
Underlying Equity B:	$140
Coupon Barrier:
Underlying Equity A:	$56 (which is 70% of the Initial Level)
Underlying Equity B:	$98 (which is 70% of the Initial Level)
Trigger Level:
Underlying Equity A:	$56 (which is 70% of the Initial Level)
Underlying Equity B:	$98 (which is 70% of the Initial Level)

Underlying Return of the Least Performing Underlying Equity	Payment at Maturity
40.00%	$1,015.00
20.00%	$1,015.00
15.00%	$1,015.00
10.00%	$1,015.00
9.00%	$1,015.00
8.00%	$1,015.00
7.00%	$1,015.00
5.00%	$1,015.00
0.00%	$1,015.00
-10.00%	$1,015.00
-20.00%	$1,015.00
-30.00%	$1,015.00
-40.00%	$600
-50.00%	$500
-60.00%	$400
-70.00%	$300
-80.00%	$200
-90.00%	$100
-100.00%	$0

Payment at maturity equals the principal amount plus the contingent coupon; final levels are equal to or greater than the respective trigger level.
Payment at maturity is less than the trigger level: investor has full downside market exposure at maturity.

Example 1 — Securities are called on the first Observation Date

Date	Closing Level	Payment (per Security)
First Observation Date	Underlying Equity A: $90 (equal to or greater than Initial Level and Coupon Barrier) Underlying Equity B: $150 (equal to or greater than Initial Level and Coupon Barrier)	$1,015 (Settlement Amount)
	Total Payment	$1,015 (a 1.5% total return)

This example shows that, because the closing levels of both underlying equities are equal to or greater than their respective initial level on the first observation date, UBS will pay on the call settlement date a total of $1,015 per Security (reflecting your principal amount plus the applicable contingent coupon), a 1.5 % total return on the Securities. You will not receive any further payments on the Securities.

Example 2 — Securities are NOT Called and a Trigger Event does not occur

Date	Closing Level	Payment (per Security)
First Observation Date	Underlying Equity A: $76 (equal to or greater than Coupon Barrier; less than Initial Level) Underlying Equity B: $130 (equal to or greater than Coupon Barrier; less than Initial Level)	$15 (Contingent Coupon)
Second Observation Date	Underlying Equity A: $82 (equal to or greater than Initial Level) Underlying Equity B: $135 (equal to or greater than Coupon Barrier; less than Initial Level)	$15 (Contingent Coupon)
Third through Nineteenth Observation Dates	Underlying Equity A: Various (all equal to or greater than Coupon Barrier; less than Initial Level) Underlying Equity B: Various (all equal to or greater than Coupon Barrier)	$255
Final Valuation Date

Underlying Equity A: $65 (equal to or greater than Coupon Barrier and Trigger Level; less than Initial Level)

Underlying Equity B: $110 (equal to or greater than Coupon Barrier and Trigger Level; less than Initial Level)

$1,015 (Payment at Maturity)
	Total Payment	$1,300 (a 30% total return)

This example shows that, because the Securities are not called and a trigger event does not occur, at maturity, UBS will pay a total of $1,015 per Security (reflecting your principal amount plus the applicable contingent coupon). When added to the contingent coupons of $255 received in respect of the prior observation dates, UBS will have paid a total of $1,300, a 30% total return on the Securities.

Example 3 — Securities are NOT Called and the Final Level is less than the Trigger Level

Date	Closing Level	Payment (per Security)
First Observation Date	Underlying Equity A: $65 (equal to or greater than Coupon Barrier; less than Initial Level) Underlying Equity B: $108 (equal to or greater than Coupon Barrier; less than Initial Level)	$15 (Contingent Coupon)
Second Observation Date	Underlying Equity A: $67 (equal to or greater than Coupon Barrier; less than Initial Level) Underlying Equity B: $115 (equal to or greater than Coupon Barrier; less than Initial Level)	$15 (Contingent Coupon)
Third through Nineteenth Observation Dates	Underlying Equity A: Various (all less than Coupon Barrier) Underlying Equity B: Various (all less than Coupon Barrier)	$0
Final Valuation Date	Underlying Equity A: $90 (equal to or greater than Initial Level) Underlying Equity B: $56 (less than Coupon Barrier and Trigger Level)	$1,000 + [$1,000 × Underlying Return of Least Performing Underlying Equity] = $1,000 + [$1,000 × -60%] = $1,000 - $600 = $400 (Payment at Maturity)
	Total Payment	$430 (a loss of 57%)

This example shows that, because the Securities are not called and the final level of Underlying Equity B is less than its trigger level, a trigger event occurs. Therefore, at maturity you will be exposed to the negative return of the least performing underlying equity and UBS will pay you $400 per Security. When added to the contingent coupons of $30 received in respect of prior observation dates, UBS will have paid you $430 per Security for a loss on the Securities of 57%.

Risk Factors

The return on the Securities is linked to the performance of two or more underlying equities, and will depend on whether the closing levels of the underlying equities are equal to or greater than their respective initial levels or coupon barriers on any observation date or, if the Securities are not called automatically, whether a trigger event occurs. Investing in the Securities is not equivalent to a direct investment in the underlying equities or underlying constituents. This section describes the most significant risks relating to the Securities. We urge you to read the following information about these risks, together with the other information in this product supplement, the accompanying prospectus and the applicable supplements before investing in the Securities.

The repayment of any principal amount of the Securities at maturity is not guaranteed. You may lose some or all of your initial investment in the Securities.

The Securities differ from ordinary debt securities in that we will not necessarily repay the full principal amount of the Securities at maturity. If the Securities are not called, we will repay you the principal amount of your Securities in cash if a trigger event does not occur and will only make such payment at maturity. If a trigger event does occur, you will incur a loss of principal that is proportionate to the negative underlying return. In each case as applicable, you will lose a percentage of your principal amount and in extreme situations, you could lose all of your initial investment.

The stated payout from the issuer applies only if you hold your Securities to maturity.

You should be willing to hold your Securities to maturity. If you are able to sell your Securities prior to maturity in the secondary market, you may have to sell them at a loss relative to your initial investment even if the level of all the underlying equities at such time is equal to or greater than the initial level or trigger level.

Your potential return on the Securities is limited and you will not participate in any appreciation of the underlying equities.

The return potential of the Securities is limited to the pre-specified contingent coupon rate, regardless of the appreciation of the underlying equities. In addition, the total return on the Securities will vary based on the number of observation dates on which the requirements of the contingent coupon have been met prior to maturity or an automatic call. Since the Securities could be called as early as the first potential call settlement date, the total return on the Securities could be minimal. If the Securities are not called, you may be subject to the decline of the least performing underlying equity even though you cannot participate in any appreciation in the level of the underlying equities. As a result, the return on an investment in the Securities could be less than the return on a direct investment in any or all of the underlying equities.

You may not receive any contingent coupons on the Securities.

UBS will not necessarily pay contingent coupons on the Securities. If the closing level of any one of the underlying equities on an observation date is less than its respective coupon barrier, UBS will not pay you the contingent coupon applicable to such observation date. If the closing levels of any of the underlying equities are less than their respective coupon barriers on each of the observation dates, UBS will not pay you any contingent coupons during the term of, and you will not receive a positive return on, your Securities. Generally, this non-payment of the contingent coupon coincides with a period of greater risk of loss of principal for your Securities.

Risk Factors

Higher contingent coupon rates are generally associated with a greater risk of loss.

Greater expected volatility with respect to, and lower expected correlation among, the underlying equities reflects a higher expectation as of the trade date that the level of any one of the underlying equities could be less than its respective coupon barrier on the specified observation dates and its respective trigger level on the final valuation date of the Securities. This greater expected risk will generally be reflected in a higher contingent coupon rate for that Security. However, while the contingent coupon rate is set on the trade date, an underlying equity’s volatility, and the correlation among the underlying equities can change significantly over the term of the Securities. The level of any one of the underlying equities for your Securities could fall sharply, which could result in the loss of some or all of your initial investment.

The Securities may be called early and are subject to reinvestment risk.

The Securities will be called automatically if the closing levels of all of the underlying equities are equal to or greater than their initial levels on any observation date, and the term of the Securities will be reduced and you will not receive any payment on the Securities after the applicable call settlement date. Conversely, the Securities will not be subject to an automatic call when the level of any one of the underlying equities is less than its initial level on any observation date, which generally coincides with a period of greater risk of loss of principal for your Securities. In the event that the Securities are called prior to maturity, there is no guarantee that you will be able to reinvest the proceeds from an investment in the Securities at a comparable rate of return for a similar level of risk. To the extent you are able to reinvest such proceeds in an investment comparable to the Securities, you will incur transaction costs and the original issue level for such an investment is likely to include certain built in costs such as dealer discounts and hedging costs.

Any payment on the Securities is subject to the creditworthiness of UBS.

The Securities are unsubordinated, unsecured debt obligations of UBS and are not, either directly or indirectly, an obligation of any third party. Any payment to be made on the Securities, including any repayment of principal at maturity, depends on the ability of UBS to satisfy its obligations as they come due. As a result, UBS’s actual and perceived creditworthiness may affect the market value of the Securities and you may not receive any amounts owed to you under the terms of the Securities and you could lose all of your initial investment if UBS were to default on its obligations.

Because the Securities are linked to the performance of underlying equities of more than one underlying equity issuer (instead of to the performance of one underlying equity), it is more likely that one of the underlying equities will decrease in value below its trigger level, increasing the probability that you will lose some or all of your initial investment.

The risk that you will lose some or all of your initial investment in the Securities is greater if you invest in the Securities as opposed to securities that are linked to the performance of a single underlying equity if their terms are otherwise substantially similar. With a greater total number of underlying equities, it is more likely that a trigger event will occur, and therefore it is more likely that you will receive an amount in cash which is worth less than your principal amount on the maturity date. In addition, if the performances of the underlying equities are not correlated to each other, the risk that a trigger event will occur is even greater.

There can be no assurance that the investment view implicit in the Securities will be successful.

It is impossible to predict whether and the extent to which the level of the underlying equities will rise or fall and there can be no assurance that a trigger event will not occur. The final level of the underlying

Risk Factors

equities will be influenced by complex and interrelated political, economic, financial and other factors that affect the issuer of an underlying equity or the issuer of a constituent stock of an ETF (each, an “underlying equity issuer”) or the constituent commodities of an ETF. You should be willing to accept the risks of owning equities in general and each underlying equity in particular, and the risk of losing some or all of your initial investment. If an underlying equity is an ETF, you should be willing to accept the risks associated with the relevant markets tracked by each ETF in general and the constituents of each ETF in particular, and the risk of losing some or all of your initial investment.

The formula for calculating the payment at maturity of the Securities does not take into account all developments in the underlying equities.

The calculation of the amount payable, if any, at maturity of the Securities may not reflect changes in the level(s) of the underlying equities during the term of the Securities before the final valuation date specified in the applicable final terms supplement. The calculation agent will calculate the payment at maturity by comparing only the final level of the underlying equities on the final valuation date relative to the closing level of the underlying equities on the trade date. No other levels will be taken into account. As a result, you may lose some or all of your investment even if the level of the underlying equities has risen at certain times during the term of the Securities, to an amount greater than the initial level, before falling to a final level that is less than its initial level or trigger level,.

You are exposed to the market risk of each underlying equity.

Your return on the Securities is not linked to a basket consisting of the underlying equities. Rather, it will be contingent upon the performance of each individual underlying equity. Unlike an instrument with a return linked to a basket of common stocks or other underlying equities, in which risk is mitigated and diversified among all of the components of the basket, you will be exposed equally to the risks related to all of the underlying equities. Poor performance by any one of the underlying equities over the term of the Securities may negatively affect your return and will not be offset or mitigated by a positive performance by any or all of the other underlying equities. For the Securities to be called or to receive any contingent coupon or contingent repayment of principal at maturity from UBS, the closing levels of all of the underlying equities need to be equal to or greater than their initial levels, coupon barriers and trigger levels, respectively, on the applicable observation date or final valuation date, as applicable. In addition, if not called prior to maturity and a trigger event occurs, you will incur a loss equal to the underlying return of the least performing underlying equity. Accordingly, your investment is subject to the market risk of each underlying equity.

You have limited protection in the case of antidilution and reorganization events.

For antidilution and reorganization events affecting an underlying equity, the calculation agent may adjust the initial level, coupon barrier, trigger level, and/or final level, as applicable, of the affected underlying equity and any other term of the Securities. However, the calculation agent is not required to adjust the terms of the Securities for every corporate event that could affect an underlying equity. For example, the calculation agent is not required to make any adjustments if an underlying equity issuer or anyone else makes a partial tender offer or a partial exchange offer with respect to an underlying equity. An event that does not require the calculation agent to make an adjustment may materially and adversely affect the value of the Securities. In addition, the calculation agent will make all determinations and calculations concerning any such adjustment and may make any such adjustment, determination or calculation in a manner that differs from, or that is in addition to, the manner described in this product supplement or the applicable supplements as necessary to achieve an equitable result. You should

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refer to “General Terms of the Securities — Antidilution Adjustments” beginning on page PS-36, “—Reorganization Events” on page PS-40 and “— Role of Calculation Agent” on page PS-48 for a description of the items that the calculation agent is responsible for determining.

In some circumstances, the payment you receive on the Securities may be based on securities issued by a different issuer and not on the original underlying equity.

Reorganization Events: If an underlying equity is subject to certain reorganization events relating to the respective underlying equity issuer, where such issuer is not the surviving entity, the determination as to whether the contingent coupon is payable to you on any coupon payment date, whether the Securities are subject to an automatic call or the amount you receive at maturity may be based on the equity security of a successor to the respective underlying equity issuer in combination with any cash or any other assets distributed to holders of the applicable underlying equity in such reorganization event, which may include securities issued by a non-U.S. company and quoted and traded in a non-U.S. currency. If any underlying equity issuer becomes subject to (i) a reorganization event (as defined herein) and the relevant distribution property (as defined herein) consists solely of cash or (ii) a merger or consolidation with UBS or any of its affiliates, the calculation agent may select a substitute security as defined below under “General Terms of the Securities — Reorganization Events” to replace the underlying equity. The occurrence of these reorganization events and the consequent adjustments may materially and adversely affect the value of the Securities. We describe the specific reorganization events that may lead to these adjustments and the procedures for selecting distribution property or a substitute security in the section of this product supplement called “General Terms of the Securities — Reorganization Events”. The calculation agent will make any such adjustments in order to achieve an equitable result.

ADRs: If an underlying equity is an ADR and the ADR is no longer listed or admitted to trading on a U.S. securities exchange registered under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), nor included in the OTC Bulletin Board Service operated by the Financial Industry Regulatory Authority, Inc. (“FINRA”), or if the ADR facility between the non-U.S. stock issuer and the ADR depositary is terminated for any reason, the determination as to whether the contingent coupon is payable to you on any coupon payment date, whether the Securities are subject to an automatic call or the amount you receive at maturity will be based on the non-U.S. stock. Such delisting of the ADRs or termination of the ADR facility and the consequent adjustments may materially and adversely affect the value of the Securities. We describe such delisting of the ADRs or termination of the ADR facility and the consequent adjustments in the section of this product supplement called “General Terms of the Securities — Delisting of ADRs or Termination of ADR Facility”.

Delisting, suspension or discontinuance: If either a common stock or an ETF that is serving as an underlying equity is delisted or trading is suspended, or the ETF is otherwise discontinued, the determination as to whether the contingent coupon is payable to you on any coupon payment date, whether the Securities are subject to an automatic call or the amount you receive at maturity may be based on a security issued by another company, or in the case of an ETF, a share of another ETF or a basket of securities, futures contracts, commodities or other assets. Such delisting or suspension of trading in an underlying equity, or discontinuance of an ETF, and the consequent adjustments may materially and adversely affect the value of the Securities. We describe such discontinuance, delisting or suspension of trading in an underlying equity or ETF and the consequent adjustments in the sections of this product supplement called “General Terms of the Securities — Delisting or Suspension of Trading in an Underlying Equity” and “— Delisting, Discontinuance or Modification of an ETF”, respectively.

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The calculation agent can postpone the determination of the initial level, closing level or final level of an underlying equity, and therefore the final valuation date, an observation date and the maturity date, if a market disruption event occurs on the trade date, an observation date or final valuation date.

The determination of the closing level or final level may be postponed with respect to an underlying equity if the calculation agent determines that a market disruption event has occurred or is continuing with respect to such underlying equity on any observation date or the final valuation date. If such a postponement occurs, the calculation agent will determine the closing level or final level, as applicable, by reference to the closing level of the underlying equities on the first trading day on which no market disruption event occurs or is continuing with respect to such underlying equities.

In no event, however, will an observation date or the final valuation date be postponed by more than eight trading days. As a result, the call settlement date, coupon payment date or maturity date for the Securities could also be postponed, although not by more than eight trading days. If the determination of the closing level of the underlying equities on an observation date or the final valuation date is postponed to the last possible day, but a market disruption event occurs or is continuing with respect to such underlying equities on that day, the calculation agent will nevertheless determine the closing level or final level, as applicable, on such day. In such an event, the calculation agent will, in good faith, estimate the closing level or final level that would have prevailed in the absence of the market disruption event in the manner described under “General Terms of the Securities — Market Disruption Events”, which may adversely affect the return on your investment in the Securities. If a market disruption event has occurred or is continuing with respect to the underlying equities on the originally-scheduled observation date or final valuation date, the call settlement date, coupon payment date or maturity date, as applicable, will be postponed to maintain the same number of business days between the latest postponed observation date and call settlement date or coupon payment date, or between the final valuation date and the maturity date, as applicable, as existed prior to the postponement(s) of the final valuation date.

The calculation agent may also postpone the determination of the initial level of the underlying equities, as applicable, on the trade date specified in the applicable final terms supplement for each offering of the Securities, if it determines that a market disruption event has occurred or is continuing with respect to an underlying equity on that date. If the trade date is postponed, the calculation agent may adjust the observation dates, final valuation date and maturity date to ensure that the stated term of that offering of the Securities remains the same.

RISKS RELATED TO LIQUIDITY AND SECONDARY MARKET ISSUES

There may not be an active trading market in the Securities; sales in the secondary market may result in significant losses.

You should be willing to hold your Securities to maturity. There may be little or no secondary market for the Securities. The Securities will not be listed or displayed on any securities exchange or any electronic communications network. UBS Securities LLC and other affiliates of UBS may make a market for the Securities, but are not required to do so and may stop any such market-making activities at any time.

If you sell your Securities before maturity, you may have to do so at a substantial discount from the issue price to public, and as a result, you may suffer substantial losses, even in cases where the levels of the underlying equities have risen since the trade date. The potential returns described in the applicable supplements are possible only in the case that you hold your Securities to maturity.

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The market value of the Securities may be influenced by unpredictable factors.

The market value of your Securities may fluctuate between the date you purchase them and the final valuation date, when the calculation agent will determine your payment at maturity. Several factors, many of which are beyond our control and interrelate in complex and unpredictable ways, will influence the market value of the Securities. Generally, we expect that the level of the underlying equities on any day will affect the market value of the Securities more than any other single factor. Other factors that may influence the market value of the Securities include:

➢	the volatility of the underlying equities or underlying constituents (i.e., the frequency and magnitude of changes in the level(s) of such assets over the term of the Securities);

➢	for any underlying equities that is an ETF (an “underlying ETF”), changes to the composition of the underlying ETF and changes to ETF constituents;

➢	for any underlying ETF, the market prices of any underlying constituents;

➢

the dividend rate paid on the underlying equity or any underlying equity constituents (while not paid to holders of the Securities, dividend payments on any underlying equity or the underlying equity constituents may influence the value of the Securities);

➢	interest rates in the U.S. market and each market related to the underlying equities or underlying constituents;

➢	the time remaining to the maturity of the Securities;

➢	supply and demand for the Securities, including inventory positions with UBS Securities LLC or any other market-maker;

➢	if an underlying equity is an ADR, the exchange rate and volatility of the exchange rate between the U.S. dollar and the currency of the country in which the non-U.S. stock is traded;

➢

for any underlying ETF having underlying constituents that are traded in non-U.S. markets, or if an underlying equity is substituted or replaced by a security that is quoted and traded in a non-U.S. currency, the exchange rate and volatility of the exchange rate between the U.S. dollar and the currency of the country in which such securities are traded;

➢

for any underlying ETF, the fact that such ETF is subject to management risk, which is the risk that the investment strategy employed by a fund’s investment advisor may not produce the intended results;

➢	the creditworthiness of UBS; and

➢	geopolitical, economic, financial, political, regulatory, judicial, force majeure or other events that affect the level(s) of the underlying equities or underlying constituents generally.

These factors interrelate in complex and unpredictable ways, and the effect of one factor on the market value of your Securities may offset or enhance the effect of another factor. Due to these factors, even if the level of the underlying equities increases above the initial level during the term of the Securities, the market value of the Securities may not increase by the same amount. It is also possible for the level of the underlying equities to increase while the market value of the Securities declines. Therefore, the value of the Securities prior to maturity may be less than the principal amount, and may be significantly different than the amount expected at maturity.

Risk Factors

The inclusion of commissions and compensation in the original issue price of the Securities is likely to adversely affect secondary market prices of the Securities.

Assuming no change in market conditions or any other relevant factors, the price, if any, at which UBS Securities LLC or its affiliates (or any third party market maker) are willing to purchase the Securities in secondary market transactions will likely be lower than the original issue price, because the issue price is likely to include, and secondary market prices are likely to exclude, commissions or other compensation paid with respect to, or embedded profit in, the Securities. In addition, any such prices may differ from values determined by pricing models used by UBS Securities LLC or its affiliates, as a result of dealer discounts, mark-ups or other transactions.

RISKS RELATED TO GENERAL CHARACTERISTICS OF UNDERLYING EQUITIES

The respective underlying equities or underlying constituents are subject to various market risks.

The respective underlying equities or underlying constituents are subject to various market risks. Consequently, the level of an underlying equity may fluctuate depending on the market(s) in which the applicable underlying equities or underlying constituents operate. Market forces outside of our control could cause the final level of the underlying equities to be less than the initial level or trigger level. The level of each underlying equity or can rise or fall sharply due to factors specific to the underlying equities or underlying constituents, such as price volatility, earnings, financial conditions, corporate, industry and regulatory developments, management changes and decisions, and other events, and by general market factors, such as general equity or commodity market levels, interest rates and economic and political conditions. The applicable final terms supplement will provide a brief description of the underlying equity issuer to which the Securities we offer are linked. We urge you to review financial and other information filed periodically by each underlying equity issuer with the Securities and Exchange Commission (“SEC”).

UBS and its affiliates have no affiliation with any underlying equity issuers and are not responsible for their public disclosure of information, whether contained in SEC filings or otherwise.

Unless otherwise specified in the applicable final terms supplement, we and our affiliates are not affiliated with any underlying equity issuers and have no ability to control or predict their actions, including any corporate actions that could constitute an antidilution or reorganization event of the type that would require the calculation agent to adjust the payment to you at maturity, and have no ability to control the public disclosure of these corporate actions or any events or circumstances affecting an underlying equity issuer. The underlying equity issuers are not involved in the offering of the Securities in any way and have no obligation to consider your interests as owner of the Securities in taking any corporate actions that might affect the market value of your Securities or your payment at maturity. An underlying equity issuer may take actions that could adversely affect the market value of the Securities.

The Securities are unsecured debt obligations of UBS only and are not obligations of any underlying equity issuer. No portion of the issue price you pay for the Securities will go to any underlying equity issuer.

Unless otherwise specified in the applicable final terms supplement, we have derived the information about the respective underlying equity issuer(s) and each underlying equity from publicly available information, without independent verification. UBS has not conducted any independent review or due

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diligence of any publicly available information with respect to any underlying equity issuer or any underlying equity. You, as an investor in the Securities, should make your own investigation into the respective underlying equity issuer(s) and each underlying equities for your Securities. We urge you to review financial and other information filed periodically by the underlying equity issuer(s) with the SEC.

This product supplement relates only to the Securities and does not relate to any underlying equity or any underlying equity issuer.

Historical performance of the underlying equities or underlying constituents should not be taken as an indication of the future performance of such underlying equities or underlying constituents during the term of the Securities.

The historical performance of the underlying equities or underlying constituents should not be taken as an indication of the future performance of such underlying equities or underlying constituents. As a result, it is impossible to predict whether the value(s) of the underlying equities or underlying constituents will rise or fall. The closing levels of the underlying equities will be influenced by complex and interrelated political, economic, financial, judicial, force majeure and other factors that can affect the respective underlying equities and the market values of the underlying equities underlying constituents.

An investment in the Securities may be subject to risks associated with non-U.S. markets.

An underlying equity or underlying constituent may be issued by a non-U.S. company and may trade on a non-U.S. exchange. An investment in Securities linked directly or indirectly to the value of non-U.S. equity securities or non-U.S. exchange-traded futures contracts involves particular risks.

Generally, non-U.S. securities and non-U.S. futures markets may be more volatile than U.S. securities and futures markets, and market developments may affect non-U.S. markets differently from U.S. securities and U.S. futures markets. Direct or indirect government intervention to stabilize these non-U.S. markets, as well as cross shareholdings in non-U.S. companies, may affect market prices and volumes in those markets. There is generally less publicly available information about non-U.S. companies than about those U.S. companies that are subject to the reporting requirements of the SEC, and non-U.S. companies are subject to accounting, auditing and financial reporting standards and requirements that differ from those applicable to U.S. reporting companies. Similarly, regulations of the Commodity Futures Trading Commission generally do not apply to trading on non-U.S. commodity futures exchanges, and trading on those non-U.S. exchanges may involve different and greater risks than trading on U.S. exchanges.

Securities and futures prices in non-U.S. countries are subject to political, economic, financial and social factors that may be unique to the particular country. These factors, which could negatively affect the non-U.S. securities and non-U.S. futures markets, include the possibility of recent or future changes in the non-U.S. government’s economic and fiscal policies, the possible imposition of, or changes in, currency exchange laws or other non-U.S. laws or restrictions applicable to non-U.S. companies or investments in non-U.S. securities or non-U.S. futures contracts and the possibility of fluctuations in the rate of exchange between currencies. Moreover, certain aspects of a particular non-U.S. economy may differ favorably or unfavorably from the U.S. economy in important respects, such as growth of gross national product, rate of inflation, capital reinvestment, resources and self-sufficiency.

Fluctuations relating to exchange rates may affect the value of your investment.

Fluctuations in exchange rates may affect the value of your investment where any underlying equity or underlying constituent is (1) an ADR, which is quoted and traded in U.S. dollars, but represents a non-

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U.S. stock that is quoted and traded in a non-U.S. currency and that may trade differently from the ADR, (2) is substituted or replaced by an underlying equity or underlying constituent that is quoted and traded in a non-U.S. currency or (3) an underlying ETF that invests in underlying constituents that are quoted and traded in a non-U.S. currency. Such substitution or replacement of an underlying equity by a security issued by a non-U.S. company may occur following certain reorganization events affecting an underlying equity (as described under “General Terms of the Securities — Reorganization Events” on page PS-40) or following delisting or termination of an underlying equity (as described under “General Terms of the Securities — Delisting or Suspension of Trading of an Underlying Equity” on page PS-43)

For any underlying ETF that invests in underlying constituents that are quoted and traded in a non-U.S. currency, the value of such ETF will generally reflect the U.S. dollar value of those assets. Therefore, holders of Securities based upon an underlying ETF may be exposed to currency exchange rate risk with respect to the currency in which such underlying constituents trade. An investor’s net exposure will depend on the extent to which the relevant non-U.S. currency strengthens or weakens against the U.S. dollar and the relative weight of the relevant non-U.S. constituent(s) in such underlying equity. If, taking into account such weighting, the dollar strengthens against such non-U.S. currency, the level of such underlying ETF may be adversely affected and the value of the Securities may decrease.

In recent years, the exchange rates between the U.S. dollar and some other currencies have been highly volatile, and this volatility may continue in the future. Risks relating to exchange rate fluctuations generally depend on economic and political events over which we have no control. Fluctuations in any particular exchange rate that have occurred in the past are not necessarily indicative, however, of fluctuations that may occur during the term of the Securities. Changes in the exchange rate between the U.S. dollar and a non-U.S. currency may affect the U.S. dollar equivalent of the price of any underlying equity or underlying constituent described in (1) through (3) above, and, as a result, may affect the value of the Securities.

In addition, foreign exchange rates can either be floating or fixed by sovereign governments. Exchange rates of the currencies used by most economically developed nations are permitted to fluctuate in value relative to the U.S. dollar and to each other. However, from time to time governments and, in the case of countries using the euro, the European Central Bank, may use a variety of techniques, such as intervention by a central bank in foreign exchange, money markets, sovereign debt or other financial markets, the imposition of regulatory controls or taxes or changes in interest rates to influence the exchange rates of their currencies. Governments may also issue a new currency to replace an existing currency or alter the exchange rate or relative exchange characteristics by a devaluation or revaluation of a currency. These governmental actions could change or interfere with currency valuations and currency fluctuations that would otherwise occur in response to economic forces, as well as in response to the movement of currencies across borders. As a consequence, these government actions could adversely affect the value of an underlying equity or underlying constituent that is quoted and traded in a non-U.S. currency.

The underlying return for the Securities may not be adjusted for changes in exchange rates related to the U.S. dollar, which might affect any underlying equities or underlying constituents that are traded in currencies other than the U.S. dollar.

Although, as discussed above, an underlying equity or underlying constituent may be traded in, or its market value(s) may be converted into, currencies other than the U.S. dollar, the Securities are denominated in U.S. dollars, and the determinations as to whether the contingent coupon is payable to you on any coupon payment date, whether the Securities are subject to an automatic call or the calculation of the amount payable on the Securities at maturity will not be adjusted for changes in the exchange rates between the U.S. dollar and any of the currencies in which the applicable underlying

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equity or underlying constituent is denominated. The amount we pay in respect of the Securities on the maturity date will be determined solely in accordance with the procedures described in “General Terms of the Securities” beginning on page PS-31.

The value of the shares of an ETF may not completely track the value of the shares of the securities in which the ETF invests or the level of its respective target index.

With respect to any underlying ETF, you should be aware that, although the trading characteristics and valuations of that ETF will usually mirror the characteristics and valuations of the underlying constituents in which that ETF invests, the value of the ETF may not completely track the value of its underlying constituents. The value of the ETF will reflect transaction costs and fees that the underlying constituents in which the ETF invests do not have.

In addition, an underlying ETF may seek to provide investment results that, before fees and expenses, correspond generally to the price and yield performance of a specific index (the “target index”). The correlation between the performance of an ETF and the performance of its target index may not be perfect. Although the performance of an ETF seeks to replicate the performance of its target index, the ETF may not invest in all the securities, futures contracts or commodities comprising such target index but rather may invest in a representative sample of such assets comprising the target index. Also, an ETF may not fully replicate the performance of its target index due to the temporary unavailability of certain securities, futures contracts or commodities comprising such target index. Furthermore, because an ETF is traded on a national securities exchange and is subject to the market supply and demand by investors, the market value of an ETF may differ from the net asset value per share of the ETF. Finally, the performance of an ETF will reflect transaction costs and fees that are not included in the calculation of its target index. As a result of the foregoing, the performance of an ETF may not exactly replicate the performance of its target index. In addition, although shares of an ETF may be currently listed for trading on an exchange, there is no assurance that an active trading market will continue for the shares of an ETF or that there will be liquidity in the trading market.

If an underlying equity is an ADR, the value of the ADRs may not completely track the price of the non-U.S. stock represented by such ADRs.

If an underlying equity is an ADR, you should be aware that, although the trading characteristics and valuations of the ADRs will usually mirror the characteristics and valuations of the non-U.S. stock represented by the ADRs, the value of an ADR upon which an offering of the Securities is based may not completely track the value of the non-U.S. stock represented by such ADR. Moreover, the terms and conditions of depositary facilities may result in less liquidity or lower market value of the ADRs than for the non-U.S. stock. Since holders of the ADRs may surrender the ADRs to take delivery of and trade the non-U.S. stock (a characteristic that allows investors in ADRs to take advantage of price differentials between different markets), an illiquid market for the non-U.S. stock generally will result in an illiquid market for the ADRs representing such non-U.S. stock.

If an underlying equity is an ADR, the trading price of such ADRs and the trading price of the Securities linked to such ADRs will be affected by conditions in the markets where those ADRs principally trade.

Although the market price of an ADR upon which an offering of Securities is based is not directly tied to the trading price of the non-U.S. stock in the non-U.S. markets where such non-U.S. stock principally trades, the trading price of ADRs is generally expected to track the U.S. dollar value of the currency of the country where the non-U.S. stock principally trades and the trading price of such non-U.S. stock on the markets where that non-U.S. stock principally trades. This means that the trading value of any ADR

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upon which an offering of the Securities is based is expected to be affected by the exchange rates between the U.S. dollar and the currency of the country where the non-U.S. stock principally trades and by factors affecting the markets where such non-U.S. stock principally trades.

There are important differences between the rights of holders of ADRs and the rights of holders of the non-U.S. stock.

If an underlying equity is an ADR, you should be aware that your Securities are linked to the ADRs and not the non-U.S. stock represented by such ADRs, and there exist important differences between the rights of holders of an ADR and the non-U.S. stock such ADR represents. Each ADR is a security evidenced by American depositary receipt that represents a specified number of shares of the non-U.S. stock. Generally, an ADR is issued under a deposit agreement, which sets forth the rights and responsibilities of the depositary, the non-U.S. stock issuer and holders of the ADRs, which may be different from the rights of holders of the non-U.S. stock. For example, the non-U.S. stock issuer may make distributions in respect of the non-U.S. stock that are not passed on to the holders of its ADRs. Any such differences between the rights of holders of the ADRs and holders of the non-U.S. stock may be significant and may materially and adversely affect the market value of your Securities.

RISKS RELATED TO CHARACTERISTICS AND ISSUES OF COMMODITY INDICES AND ETFS WITH UNDERLYING COMMODITIES

In the case of Securities linked to an ETF with underlying commodities, commodity prices may change unpredictably, affecting the value of your Securities in unforeseeable ways.

Commodity prices are affected by a variety of factors, including weather, governmental programs and policies, national and international political, military, terrorist and economic events, changes in interest and exchange rates, and trading activities in commodities and related futures contracts. These factors may affect the closing level of an ETF with underlying commodities and, therefore, the value of your Securities in varying ways. Different factors may cause the value of different commodities and the volatilities of their prices to move in inconsistent directions and at inconsistent rates.

In the case of Securities linked to an ETF with underlying commodities, such Securities may not offer direct exposure to commodity spot prices.

Your Securities may be linked to an ETF with underlying commodities that is comprised of commodity futures contracts and not physical commodities (or their spot prices). The price of a futures contract reflects the expected value of the commodity upon delivery in the future, whereas the spot price of a commodity reflects the immediate delivery value of the commodity. A variety of factors can lead to a disparity between the expected future price of a commodity and the spot price at a given point in time, such as the cost of storing the commodity for the term of the futures contract, interest charges incurred to finance the purchase of the commodity and expectations concerning supply and demand for the commodity. The price movements of a futures contract are typically correlated with the movements of the spot price of the referenced commodity, but the correlation is generally imperfect and price moves in the spot market may not be reflected in the futures market (and vice versa). Accordingly, the Securities may underperform a similar investment that is linked to commodity spot prices.

Risk Factors

In the case of Securities linked to an ETF with underlying commodities, suspensions or disruptions of market trading in the commodity and related futures markets may adversely affect the value of your Securities.

Commodity markets are subject to temporary distortions or other disruptions due to various factors, including the lack of liquidity in the markets, the participation of speculators and government regulation and intervention. In addition, U.S. and some non-U.S. futures exchanges have regulations that limit the amount of fluctuation in futures contract prices that may occur during a single business day. These limits are generally referred to as “daily price fluctuation limits” and the maximum or minimum price of a contract on any given day as a result of these limits is referred to as a “limit price”. Once the limit price has been reached in a particular contract, no trades may be made at a different price. Limit prices have the effect of precluding trading in a particular contract or forcing the liquidation of contracts at disadvantageous times or prices. These circumstances could adversely affect the prices of any ETF with underlying commodities and, therefore, the value of your Securities.

In the case of Securities linked to an ETF with underlying commodities, higher future prices of commodities included in the index relative to their current prices may lead to a decrease in the amount payable at maturity.

Your Securities may be linked to an ETF with underlying commodities that is comprised of futures contracts on physical commodities. Unlike equities, which typically entitle the holder to a continuing stake in a corporation, commodity futures contracts normally specify a certain date for delivery of the applicable physical commodity. As the exchange-traded futures contracts approach expiration, they are replaced by contracts that have a later expiration. The relative sale prices of the contracts with earlier and later expiration dates will depend on ETF commodities included in any underlying ETF and the markets for those ETF commodities during the term of your Securities. To the extent the ETF rolls futures contracts from a lower priced futures contract to a higher priced futures contract, the rolls could adversely affect the price of any ETF with underlying commodities to which your Securities are linked and, accordingly, decrease the possibility of receiving a contingent coupon, the Securities being called and, if not called prior to maturity, the payment you receive at maturity.

HEDGING ACTIVITIES AND CONFLICTS OF INTEREST

Trading and other transactions by UBS or its affiliates in any underlying equity or any underlying constituent, or other derivative products based on any underlying equity or any underlying constituent may adversely affect any amount payable at maturity and the market value of the Securities.

As described below under “Use of Proceeds and Hedging” on page PS-49, UBS or its affiliates expect to enter into hedging transactions involving purchases of one or more underlying equities, underlying constituents, listed and/or over-the-counter options, futures, exchange-traded funds or other instruments on those assets prior to, on and/or after the applicable trade date, and may subsequently enter into additional hedging transactions or unwind those previously entered into. Although they are not expected to, any of these hedging activities may adversely affect the market price(s) of any underlying equity or underlying constituent and, therefore, the probability of the Securities being called or any contingent coupon becoming payable, the amount payable at maturity and the market value of the Securities. It is possible that UBS or its affiliates could receive substantial returns from these hedging activities while the market value of the Securities declines. No holder of the Securities will have any rights or interest in our hedging activity or any positions we may take in connection with our hedging activity.

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UBS or its affiliates may also engage in trading in one or more of the underlying equities, underlying constituents and other instruments described above on a regular basis as part of our general broker-dealer and other businesses, for other accounts under management or to facilitate transactions for customers, including block transactions. Any of these activities could adversely affect the market prices of such underlying equities or underlying constituents and, therefore, the probability of the Securities being called or any contingent coupon becoming payable, the amount payable at maturity and the market value of the Securities. UBS or its affiliates may also issue or underwrite other securities or financial or derivative instruments with returns linked or related to changes in the performance of one or more underlying equities or underlying constituents. By introducing competing products into the marketplace in this manner, UBS or its affiliates could adversely affect the market value of, and your return on, the Securities.

UBS Securities LLC and other affiliates of UBS, as well as other third parties, may also make a secondary market in the Securities, although they are not obligated to do so. As market makers, trading of the Securities may cause UBS Securities LLC or other affiliates of UBS, as well as other third parties, to be long or short the Securities in their inventory. The supply and demand for the Securities, including inventory positions of market makers, may affect the secondary market price for the Securities.

The business activities of UBS or its affiliates may create conflicts of interest.

As noted above, UBS and its affiliates expect to engage in trading activities related to the underlying equities and underlying constituents, as applicable, including listed and/or over-the-counter options, futures, exchange-traded funds or other instruments on those assets, that are not for the account of holders of the Securities or on their behalf. These trading activities may present a conflict between the holders’ interest in the Securities and the interests UBS and its affiliates will have in facilitating transactions, including block trades and options and other derivatives transactions, for their customers and in accounts under their management. These trading activities, if they influence the price of such underlying equities and/or underlying constituents, as applicable, could be adverse to the interests of the holders of the Securities.

UBS and its affiliates may, at present or in the future, engage in business with an underlying equity issuer, including making loans to or acting as a counterparty (including with respect to derivatives) or providing advisory services to that company. These services could include investment banking and merger and acquisition advisory services. These activities may present a conflict between the obligations of UBS or another affiliate of UBS and the interests of holders of the Securities as beneficial owners of the Securities. Any of these activities by UBS, UBS Securities LLC or other affiliates may affect the closing level of any underlying equity or underlying constituent and therefore, the probability of the Securities being called, the probability of any contingent coupon becoming payable on the applicable coupon payment date, the amount payable at maturity and the market value of the Securities.

We and our affiliates may publish research, express opinions or provide recommendations that are inconsistent with investing in or holding the Securities. Any such research, opinions or recommendations could affect the level of the underlying equities or underlying constituents or the market value of, and your return on, the Securities.

UBS and its affiliates publish research from time to time on financial markets, commodities markets and other matters that may influence the value of the Securities, or express opinions or provide recommendations that are inconsistent with purchasing or holding the Securities. UBS and its affiliates may have published research or other opinions that call into question the investment view implicit in your Securities. Any research, opinions or recommendations expressed by UBS or its affiliates may not be

Risk Factors

consistent with each other and may be modified from time to time without notice. Investors should make their own independent investigation of the merits of investing in the Securities and the underlying equities or underlying constituents to which the Securities are linked.

There are potential conflicts of interest between you and the calculation agent.

Our affiliate, UBS Securities LLC, will serve as the calculation agent. UBS Securities LLC will, among other things, determine whether the closing prices of the underlying equities are equal to or greater than their respective initial prices on any observation date, whether the closing price of any one of the underlying equities is less than its respective coupon barrier on any observation date (including the final valuation date), whether a trigger event has occurred and, accordingly, the payment, if any, on the applicable call settlement date, coupon payment date or at maturity of the Securities. We may change the calculation agent after the original issue date of any Securities without notice. For a fuller description of the calculation agent’s role, see “General Terms of the Securities — Role of Calculation Agent”. The calculation agent will exercise its judgment when performing its functions. For example, the calculation agent may have to determine whether a market disruption event affecting the underlying equities has occurred or is continuing on the final valuation date. This determination may, in turn, depend on the calculation agent’s judgment as to whether the event has materially interfered with our ability or the ability of any of our affiliates to maintain or unwind hedge positions. See “Use of Proceeds and Hedging”. Because this determination by the calculation agent may affect the payment at maturity on the Securities, the calculation agent may have a conflict of interest if it needs to make any such decision.

One of our affiliates may serve as the depositary for the ADR that may constitute an underlying equity.

One of our affiliates may serve as the depositary for some foreign companies that issue ADRs. If an underlying equity is an ADR and one of our affiliates serves as depositary for such ADRs, the interests of our affiliate, in its capacity as depositary for the ADRs, may be adverse to your interests as a holder of Securities.

Affiliates of UBS may act as agent or dealer in connection with the sale of the Securities.

UBS and its affiliates act in various capacities with respect to the Securities. We and our affiliates may act as a principal, agent or dealer in connection with the sale of the Securities. Such affiliates, including the sales representatives, will derive compensation from the distribution of the Securities and such compensation may serve as an incentive to sell these Securities instead of other investments. We may pay dealer compensation to any of our affiliates acting as agents or dealers in connection with the distribution of the Securities.

RISKS RELATED TO TAXATION ISSUES

Significant aspects of the tax treatment of the Securities are uncertain.

Significant aspects of the tax treatment of the Securities are uncertain. There is no direct legal authority as to the proper U.S. federal income tax treatment of the Securities, and we do not plan to request a ruling from the IRS regarding the tax treatment of the Securities, and the IRS or a court may not agree with the tax treatment described in this product supplement or the applicable final terms supplement. If the IRS were successful in asserting an alternative treatment for the Securities, the timing and/or character of income on the Securities could be affected materially and adversely. Please read carefully the section entitled “What are the Tax Consequences of the Securities?” in the summary section on page PS-10, “Supplemental U.S. Tax Considerations” beginning on page PS-50, and the section “U.S. Tax Considerations” in the accompanying prospectus. You should consult your tax advisor about your own tax situation.

Risk Factors

Further, there exists a risk that an investment in Securities that are linked to shares of a partnership, an ETF, PFIC, REIT or other “pass-thru entity” could be treated as a “constructive ownership” transaction under Section 1260 of the Code, which could result in part or all of any long-term capital gain realized by you on sale or maturity of a Security being recharacterized as ordinary income and subject to an interest charge (or in the case of a gold or silver ETF, subject to a maximum tax rate of 28% applicable to “collectibles”).

In 2007, the IRS released a notice that may affect the taxation of holders of the Securities. According to the notice, the IRS and the Treasury Department are actively considering whether the holder of an instrument similar to the Securities should be required to accrue ordinary income on a current basis. It is not possible to determine what guidance they will ultimately issue, if any. It is possible, however, that under such guidance, holders of the Securities will ultimately be required to accrue income currently in excess of any contingent coupons and this could be applied on a retroactive basis. The IRS and the Treasury Department are also considering other relevant issues, including whether additional gain or loss from such instruments should be treated as ordinary or capital, whether foreign holders of such instruments should be subject to withholding tax on any deemed income accruals, and whether the special “constructive ownership rules” should be applied to such instruments. While the notice requests comments on appropriate transition rules and effective dates, any Treasury regulations or other guidance promulgated after consideration of these issues could materially and adversely affect the tax consequences of an investment in the Securities, possibly with retroactive effect. Holders are urged to consult their tax advisors concerning the significance, and the potential impact, of the above considerations. Except to the extent otherwise required by law, UBS intends to treat your Securities for United States federal income tax purposes in accordance with the treatment described under “Supplemental U.S. Tax Considerations - Tax Treatment of Securities” on page PS-51 unless and until such time as the Treasury Department and Internal Revenue Service determine that some other treatment is more appropriate.

Furthermore, in 2007, legislation was introduced in Congress that, if it had been enacted, would have required holders of Securities purchased after the bill was enacted to accrue interest income over the term of the Securities even if there might be no interest payments over the term of the Securities. It is not possible to predict whether a similar or identical bill will be enacted in the future, or whether any such bill would affect the tax treatment of your Securities.

Moreover, in 2013, the House Ways and Means Committee has released in draft form certain proposed legislation relating to financial instruments. If enacted, the effect of this legislation generally would be to require instruments such as the Securities to be marked-to-market on an annual basis with all gains and losses to be treated as ordinary, subject to certain exceptions. It is not possible to predict whether a similar or identical bill will be enacted in the future, or whether any such bill would affect the tax treatment of your Securities. You are urged to consult your tax advisor regarding the draft legislation and its possible impact on you.

Both U.S. and non-U.S. holders should consult their tax advisors regarding the U.S. federal income tax consequences of an investment in the Securities (including possible application of Section 1260 and alternative treatments and the issues presented by the 2007 IRS notice), as well as any tax consequences arising under the laws of any state, local or non-U.S. taxing jurisdiction (including that of the underlying equity issuer).

General Terms of the Securities

The following is a summary of the general terms of the Securities. The information in this section is qualified in its entirety by the more detailed explanation set forth elsewhere in the applicable supplements and in the accompanying prospectus. In this section, references to “holders” mean those who own the Securities registered in their own names, on the books that we or the trustee maintain for this purpose, and not those who own beneficial interests in the Securities registered in street name or in the Securities issued in book-entry form through the Depository Trust Company (“DTC”) or another depositary. Owners of beneficial interests in the Securities should read the section entitled “Legal Ownership and Book-Entry Issuance” in the accompanying prospectus.

In addition to the terms described elsewhere in this product supplement, the following general terms will apply to the Securities:

Contingent Coupon Feature

The “contingent coupon” applicable to each observation date will be a fixed amount specified in the applicable final terms supplement and will be calculated based upon a rate per annum (the “contingent coupon rate”) specified in the applicable final terms supplement. UBS will pay you a contingent coupon during the term of the Securities, periodically in arrears on each coupon payment date under the conditions described below:

➢

If the closing levels of all of the underlying equities are equal to or greater than their respective coupon barriers on the applicable observation date, UBS will pay for each Security you hold the contingent coupon applicable to such observation date.

➢

If the closing level of any one of the underlying equities is less than its respective coupon barrier on the applicable observation date, UBS will not pay you the contingent coupon applicable to such observation date.

Contingent coupons on the Securities are not guaranteed. UBS will not pay you the contingent coupon for any observation date on which the closing level of any one of the underlying equities is less than its respective coupon barrier.

“Observation dates” are one or more dates that will be specified in the applicable final terms supplement, subject to postponement in the event of a market disruption event as described under “General Terms of the Securities — Market Disruption Events”. Unless otherwise specified in the applicable final terms supplement, the final observation date will be the final valuation date.

“Coupon Payment Dates” are generally be three to five business days following the relevant observation date, as set forth in the relevant pricing supplement, subject to postponement in the event of a market disruption event as described under “General Terms of the Securities — Market Disruption Events”. The last possible coupon payment date will be the maturity date.

“Coupon Barriers” are a specified level of each underlying equity that will be less than its respective initial level specified in the applicable final terms supplement. The coupon barrier of any underlying equity may be adjusted in and may be adjusted in the case of antidilution and reorganization events as described under “General Terms of the Securities — Antidilution Adjustments” and “— Reorganization Events”.

Denomination

Unless otherwise specified in the applicable final terms supplement, each Security will have a principal amount of $1,000 per Security and a minimum investment of one Security. In the case of offerings of $10 Securities, your minimum investment is 100 Securities at a principal amount at $10 per Security (for a

General Terms of the Securities

total minimum purchase price of $1,000). Purchases in excess of these minimum amounts may be made in integrals of one Security. Purchases and sales made in the secondary market, if any exists, are not subject to the minimum investment of 100 Securities.

Payment upon an Automatic Call

The Securities will be called automatically (an “automatic call”) by UBS if the closing levels of all of the underlying equities on any observation date are equal to or greater than their respective initial levels. If the Securities are called, UBS will pay on the applicable call settlement date a cash payment per Security equal to your principal amount plus the contingent coupon otherwise due on the call settlement date pursuant to the contingent coupon feature. Following an automatic call, no further amounts will be owed to you under the Securities.

If the Securities are called, the “call settlement date” will be the coupon payment date corresponding to such observation date, and will generally be three to five business days following such observation date as specified in the applicable final terms supplement. Call settlement dates are subject to postponement in the event of a market disruption event as described under “General Terms of the Securities — Market Disruption Events” and “—Coupon Payments Dates and Call Settlement Date”.

Payment at Maturity for the Securities

Any payment on the Securities, including any repayment of principal, is subject to the creditworthiness of UBS. If UBS were to default on its payment obligations, you may not receive any amounts owed to you under the Securities and you could lose all of your initial investment.

Investing in the Securities involves significant risks. The Securities differ from ordinary debt securities in that UBS is not necessarily obligated to repay the full amount of your initial investment. If the Securities are not called, you may lose some or all of your initial investment. Specifically, if the Securities are not called and a trigger event occurs, you will lose a percentage of your principal amount equal to the underlying return of the least performing underlying equity, and in extreme situations, you could lose all of your initial investment.

If the Securities are not called, at maturity UBS will pay a cash payment per Security that you hold, as described below:

➢

If a trigger event has not occurred, UBS will pay you for each Security you hold a cash payment per Security equal to your principal amount plus the contingent coupon otherwise due on the maturity date pursuant to the contingent coupon feature.

➢

If a trigger event has occurred, UBS will pay you for each Security you hold a cash payment that is less than your principal amount, if anything, resulting in a loss that is equal to the underlying return of the least performing underlying equity, for an amount equal to:

$1,000 + ($1,000 × Underlying Return of the Least Performing Underlying Equity).

Investors in the Securities may be fully exposed to any decline in the level of the least performing underlying equity from the trade date to the final valuation date. Specifically, if the Securities are not called and a trigger event occurs, you will lose a percentage of your principal amount equal to the underlying return, and in extreme situations, you could lose all of your initial investment.

General Terms of the Securities

Defined Terms Relating to Payments on the Securities:

The “underlying return” for each underlying equity is the quotient, expressed as a percentage, of (i) the final level of the underlying equity minus the initial level of the underlying equity, divided by (ii) the initial level of the underlying equity. Expressed as a formula:

Final Level – Initial Level
Initial Level

Unless otherwise provided in the applicable final terms supplement, the “initial level” with respect to each underlying equity is the closing level of such underlying equity on the trade date. The initial level will be determined by the calculation agent and may be postponed in the case of a market disruption event as described under “General Terms of the Securities — Market Disruption Events” or adjusted in the case of antidilution and reorganization events as described under “— Antidilution Adjustments” and “— Reorganization Events”.

Unless otherwise provided in the applicable final terms supplement, the “final level” with respect to each underlying equity is the closing level of such underlying equity on the final valuation date. The final level will be determined by the calculation agent and may be postponed in the case of a market disruption event as described under “General Terms of the Securities — Market Disruption Events” or adjusted in the case of antidilution and reorganization events as described under “General Terms of the Securities — Antidilution Adjustments” and “— Reorganization Events”.

The “least performing underlying equity” is the underlying equity with the lowest underlying return as compared to the other underlying equities.

The “trigger level” with respect to each underlying equity is a level of the underlying equity that will be less than the initial level specified in the applicable final terms supplement. With respect to each underlying equity, the trigger level will be based on a percentage of the initial level and may be adjusted in the case of antidilution and reorganization events as described under “General Terms of the Securities — Antidilution Adjustments” and “— Reorganization Events”.

A “trigger event” occurs if the final level of any one of the underlying equities is less than its respective trigger level on the final valuation date.

The calculation agent may adjust the terms of the Securities for an underlying equity in the case of antidilution and reorganization events described below under “General Terms of the Securities — Antidilution Adjustments” and “— Reorganization Events”.

Coupon Payment Dates and Call Settlement Date

If the Securities are called, the call settlement date will be the coupon payment date corresponding to such observation date set forth in the applicable final terms supplement and will generally be between three and five business days following such observation date. As described under “— Observation Dates” below, the calculation agent may postpone an observation date — and therefore a coupon payment date or call settlement date — if a market disruption event occurs or is continuing on a day that would otherwise be an observation date. We describe market disruption events under “— Market Disruption Events” below. Any contingent coupon payable on a coupon payment date that has been postponed pursuant to a market disruption event will be paid with the same effect as if paid on the originally scheduled coupon payment date.

Observation Dates

The observation dates for your Securities will be the dates set forth in the applicable final terms supplement, unless the calculation agent determines that a market disruption event occurs or is continuing with respect to an underlying equity on any such day. In that event, the observation date for

General Terms of the Securities

such affected underlying equity will be the first following trading day on which the calculation agent determines that a market disruption event does not occur and is not continuing. In no event, however, will an observation date for the Securities be postponed by more than eight trading days. The postponement of an observation date for any underlying equity will not affect the observation date for any other underlying equity. In addition, the postponement of one or more observation dates shall have no effect on any subsequent observation dates.

If any observation date specified in the applicable final terms supplement occurs on a day that is not a trading day, such observation date will be the next following trading day.

Maturity Date

The maturity date for your Securities will be the date specified in the applicable final terms supplement, unless that day is not a business day, in which case the maturity date will be the next following business day. If the calculation agent postpones the final valuation date with respect to the underlying equities, the maturity date will be postponed to maintain the same number of business days between the latest postponed final valuation date and the maturity date as existed prior to the postponement(s) of the final valuation date. As discussed below under “— Final Valuation Date”, the calculation agent may postpone the final valuation date for the underlying equities if a market disruption event occurs or is continuing with respect to such underlying equities on a day that would otherwise be the final valuation date. We describe market disruption events under “— Market Disruption Events” below.

A postponement of the maturity date for one offering of the Securities will not affect the maturity date for any other offering of the Securities.

Final Valuation Date

The final valuation date for your Securities will be the date specified in the applicable final terms supplement, unless the calculation agent determines that a market disruption event has occurred or is continuing on any such day with respect to the underlying equity. In that event, the final valuation date for the disrupted underlying equity will be the first following trading day on which the closing level of such underlying equity is determinable and on which the calculation agent determines that a market disruption event has not occurred and is not continuing with respect to such underlying equities. In no event, however, will be the final valuation date — and, therefore, the maturity date — for the Securities be postponed by more than eight trading days with respect to any underlying equity. A postponement of the final valuation date for a particular offering of the Securities will not affect the final valuation date for any other offering of the Securities.

If final valuation date specified in the applicable final terms supplement occurs on a day that is not a trading day, the final valuation date will be the next following trading day.

Closing Level

The “closing level” of any underlying equity on any trading day means:

➢

if the underlying equity (or such other security) is listed or admitted to trading on a national securities exchange, the last reported sale price, regular way (or, in the case of NASDAQ, the official closing price), for such underlying equity (or such other security) during the principal trading session on such day on the principal United States securities exchange registered under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), on which the underlying equity (or such other security) is listed or admitted to trading; or

General Terms of the Securities

➢

if, following certain reorganization events affecting the underlying equity or following delisting or suspension of trading in the underlying equity, the underlying equity is substituted or replaced by a security issued by a non-U.S. company and quoted and traded in a non-U.S. currency, the official closing price for such non-U.S. security on the primary non-U.S. exchange on which such non-U.S. security is listed (such closing price to be converted to U.S. dollars according to the conversion mechanism described below under “— Reorganization Events” beginning on page PS-40); or

➢

if the underlying equity (or such other security) is not listed or admitted to trading on any national securities exchange but is included in the OTC Bulletin Board Service operated by FINRA, the last reported sale price during the principal trading session on the OTC Bulletin Board Service on such day; or

➢

otherwise, if none of the above circumstances is applicable, the mean, as determined by the calculation agent, of the bid prices for the underlying equity (or such other security) obtained from as many dealers in such security, but not exceeding three, as will make such bid prices available to the calculation agent.

Market Disruption Events

The calculation agent will determine the closing level of each underlying equity on each observation date and the final level of each underlying equity on the final valuation date. As described above, any observation date (including the final valuation date) may be postponed by up to eight trading days, and thus the determination of the closing level of any underlying equity with respect to such observation date or the final level with respect to the final valuation date, as applicable, may be postponed if the calculation agent determines that, on any observation date or final valuation date, a market disruption event has occurred or is continuing with respect to an underlying equity on or as of such date. If such a postponement occurs, the calculation agent will determine the closing level or final level by reference to the closing level for the disrupted underlying equity on the first trading day on which no market disruption event occurs or is continuing with respect to such underlying equity. If, however the affected observation date or final valuation date is postponed to the last possible day, but a market disruption event occurs or is continuing on that day, the calculation agent will nevertheless determine the closing level or final level of such underlying equity with respect to such observation date or final valuation date, as applicable, on that day. In such event, the calculation agent will, in good faith, estimate the closing level or final level, as applicable, of such underlying equity that would have prevailed in the absence of the market disruption event.

Notwithstanding the occurrence of one or more of the events below, which may constitute a market disruption event, the calculation agent may waive its right to postpone any observation date or the final valuation date if it determines that one or more of the below events has not and is not likely to materially impair its ability to determine the closing level or final level, as applicable, of the affected underlying equity.

The calculation agent may also postpone the determination of the initial level of an underlying equity on the trade date specified in the applicable final terms supplement for each offering of the Securities, if it determines that a market disruption event has occurred or is continuing with respect to any underlying equity on that date. If the trade date is postponed, the calculation agent may adjust the observation dates, coupon payment dates, call settlement date, final valuation date and maturity date to ensure that the stated term of that offering of the Securities remains the same.

A market disruption event for a particular offering of the Securities will not necessarily be a market disruption event for any other offering of the Securities.

General Terms of the Securities

Any of the following will be a market disruption event with respect to a particular underlying equity related to a particular offering of the Securities, in each case as determined by the calculation agent:

➢

a suspension, absence or material limitation of trading in an underlying equity in the primary market for such equity for more than two hours of trading or during the one hour before the close of trading in that market;

➢

a suspension, absence or material limitation of trading in options or futures contracts, if available, relating to an underlying equity or, with respect to an underlying ETF, to the target index of such ETF;

➢

if an underlying equity is an ETF, the occurrence or existence of a suspension, absence or material limitation of trading in the underlying constituents which then comprise 20% or more of the value of the underlying constituents of the ETF on the primary exchanges for such underlying constituents for more than two hours of trading or during the one hour before the close of trading of such exchanges; or

➢

in any other event, if the calculation agent determines that the event materially interferes with our ability or the ability of any of our affiliates to (1) maintain or unwind all or a material portion of a hedge with respect to the Securities that we or our affiliates have effected or may effect as described below under “Use of Proceeds and Hedging” or (2) effect trading in any underlying equity generally.

For the avoidance of doubt, for any offering of the Securities, a suspension, absence or material limitation of trading in options or futures contracts, if available, relating to an underlying equity or, with respect to an underlying ETF, to (x) the target index of such ETF, or (y) the underlying constituents of such ETF (and the 20% threshold set forth above is met) in the primary market for those contracts by reason of any of:

➢	a price change exceeding limits set by that market,

➢	an imbalance of orders relating to those contracts, or

➢	a disparity in bid and ask quotes relating to those contracts,

will constitute a market disruption event relating to such underlying equity.

For this purpose, for any offering of the Securities, an “absence of trading” in those option or futures contracts will not include any time when that market is itself closed for trading under ordinary circumstances.

The following events will not be market disruption events with respect to any underlying equity:

➢

a limitation on the hours or numbers of days of trading in an underlying equity or options on that underlying equity, as applicable, in the primary market for those instruments, but only if the limitation results from an announced change in the regular business hours of the relevant market; or

➢

a decision to permanently discontinue trading in the option or futures contracts relating to an underlying equity, or, if an underlying equity is an ETF, to the target index or underlying constituents of the ETF.

Antidilution Adjustments

For any offering of the Securities, the initial level, trigger level, coupon barrier, and/or final level for each underlying equity are each subject to adjustments by the calculation agent as a result of the antidilution

General Terms of the Securities

events described in this section. The adjustments described below do not cover all events that could affect the value of the Securities. We describe the risks relating to dilution above under “Risk Factors — You have limited protection in the case of antidilution and reorganization events.” on page PS-18.

For the avoidance of doubt, if the calculation agent determines that an adjustment is required with respect to a particular underlying equity, such adjustment will be made to that underlying equity irrespective of whether any adjustment is required with respect to any of the other underlying equities.

How Adjustments Will be Made

If one of the events described below occurs with respect to an underlying equity and the calculation agent determines that the event has a diluting or concentrative effect on the theoretical value of such underlying equity, the calculation agent will calculate such corresponding adjustment or series of adjustments to the initial level, coupon barrier, trigger level and/or final level of the affected underlying equity or any other term of the Securities, as the calculation agent determines appropriate to account for that diluting or concentrative effect. For example, if an adjustment is required because of a two-for-one stock split, then the relevant initial level, coupon barrier, trigger level and/or final level will each be halved. The calculation agent will also determine the effective date(s) of any adjustment or series of adjustments it chooses to make and the replacement of an underlying equity, if applicable, in the event of a consolidation or merger of the issuer of the applicable underlying equity with another entity. Upon making any such adjustment, the calculation agent will give notice as soon as practicable to the trustee, stating the corresponding adjustments to the terms of the Securities.

If more than one event requiring an adjustment occurs with respect to the same underlying equity, the calculation agent will make an adjustment for each event in the order in which the events occur and on a cumulative basis. Thus, the calculation agent will adjust the initial level, coupon barrier, trigger level and/or final level for such underlying equity for the first event, then adjust those same terms for the second event, and so on for any subsequent events.

If an event requiring antidilution adjustments occurs, notwithstanding the description of the specific adjustments to be made, the calculation agent may make adjustments or a series of adjustments that differ from, or that are in addition to, those described in this product supplement with a view to offsetting, to the extent practical, any change in your economic position as a holder of the Securities that results solely from that event to achieve an equitable result. The calculation agent may modify any terms as necessary to ensure an equitable result. The terms that may be so modified by the calculation agent include, but are not limited to, the initial level, coupon barrier, trigger level and/or final level of a particular underlying equity. In determining whether or not any adjustment so described achieves an equitable result, the calculation agent may consider any adjustment made by the Options Clearing Corporation or any other equity derivatives clearing organization on options contracts on the affected underlying equity.

No such adjustments will be required unless such adjustments would result in a change of at least 0.1% in the initial level, coupon barrier, trigger level and/or final level of the underlying equity. All terms of the Securities resulting from any adjustment will be rounded up or down, as appropriate, to the nearest cent, with one-half cent being rounded upward.

If your Securities are linked to an ADR, the term “dividend” used in this section will mean, unless we specify otherwise in the pricing supplement for your Securities, the dividend paid by the non-U.S. stock issuer, net of any applicable non-U.S. withholding or similar taxes that would be due on dividends paid to a U.S. person that claims and is entitled to a reduction in such taxes under an applicable income tax treaty, if available.

General Terms of the Securities

For purposes of the antidilution adjustments, if an ADR is serving as an underlying equity, the calculation agent will consider the effect of the relevant event on the holders of the ADRs. For instance, if a holder of the ADRs receives an extraordinary dividend, the provisions below would apply to the ADRs. On the other hand, if a spin-off occurs, and the ADRs represent both the spun-off security as well as the existing non-U.S. stock, the calculation agent may determine not to effect antidilution adjustments. More particularly, if an ADR is serving as an underlying equity, no adjustment will be made (1) if holders of ADRs are not eligible to participate in any of the events requiring antidilution adjustments described below or (2) aside from an issuer merger event, to the extent that the calculation agent determines that the non-U.S. stock issuer or the depositary for the ADRs has adjusted the number of shares of non-U.S. stock represented by each ADR so that the economic terms of the ADRs would not be affected by the antidilution event in question.

If the non-U.S. stock issuer or the depositary for the ADRs, in the absence of any of the events described below, elects to adjust the number of shares of non-U.S. stock represented by each ADR, then the calculation agent may make the necessary antidilution adjustments to reflect such change. The depositary for the ADRs may also have the ability to make adjustments in respect of the ADRs for share distributions, rights distributions, cash distributions and distributions other than shares, rights and cash. Upon any such adjustment by the depositary, the calculation agent may adjust such terms and conditions of the Securities as the calculation agent determines appropriate to account for that event.

The calculation agent will make all determinations with respect to antidilution adjustments affecting a particular offering of the Securities, including any determination as to whether an event requiring adjustments has occurred (including whether an event has a diluting or concentrative effect on the theoretical value of the applicable underlying equity), as to the nature of the adjustments required and how they will be made or as to the value of any property distributed in a reorganization event with respect to those Securities. Upon your written request, the calculation agent will provide you with information about any adjustments it makes as the calculation agent determines is appropriate.

The following events are those that may require antidilution adjustments:

➢

a subdivision, consolidation or reclassification of an underlying equity or a free distribution or dividend of shares of an underlying equity to existing holders of an underlying equity by way of bonus, capitalization or similar issue;

➢	a distribution or dividend to existing holders of an underlying equity of:

■	additional shares of an underlying equity as described under “— Stock Dividends or Distributions” below,

■

other share capital or securities granting the right to payment of dividends and/or proceeds of liquidation of the respective underlying equity issuer equally or proportionately with such payments to holders of an underlying equity, as applicable, or

■	any other type of securities, rights or warrants in any case for payment (in cash or otherwise) at less than the prevailing market price as determined by the calculation agent;

➢

the declaration by the respective underlying equity issuer of an extraordinary or special dividend or other distribution, whether in cash or additional shares of an underlying equity, as applicable, or other assets;

➢	a repurchase by the respective underlying equity issuer of its equity, whether out of profits or capital and whether the consideration for such repurchase is cash, securities or otherwise;

General Terms of the Securities

➢	a consolidation of the respective underlying equity issuer with another company or merger of the respective underlying equity issuer with another company; and

➢	any other similar event that may have a diluting or concentrative effect on the theoretical value of an underlying equity.

The adjustments described below do not cover all events that could affect the value of the Securities. We describe the risks relating to dilution under “Risk Factors — You have limited protection in the case of antidilution and reorganization events” on page PS-18.

Stock Splits and Reverse Stock Splits

A stock split is an increase in the number of a corporation’s outstanding shares of stock without any change in its stockholders’ equity. Each outstanding share is worth less as a result of a stock split. A reverse stock split is a decrease in the number of a corporation’s outstanding shares of stock without any change in its stockholders’ equity. Each outstanding share is worth more as a result of a reverse stock split.

If an underlying equity is subject to a stock split or a reverse stock split, then the initial level, coupon barrier and trigger level for such underlying equity will each be adjusted by dividing the prior initial level, the prior coupon barrier and the prior trigger level, respectively, by, the number of shares that a holder of one share of such underlying equity before the effective date of that stock split or reverse stock split would have owned or been entitled to receive immediately following the applicable effective date.

Stock Dividends or Distributions

In a stock dividend, a corporation issues additional shares of its stock to all holders of its outstanding stock in proportion to the shares they own. Each outstanding share is worth less as a result of a stock dividend.

If an underlying equity is subject to a stock dividend payable in shares of such underlying equity, then the initial level, coupon barrier and trigger level for such underlying equity will each be adjusted by dividing the prior initial level, prior coupon barrier and prior trigger level by the sum of one and the number of additional shares issued in the stock dividend or distribution with respect to one share of such underlying equity.

It is not expected that antidilution adjustments will be made in the case of stock dividends payable in shares of an underlying equity that are in lieu of ordinary cash dividends payable with respect to shares of such underlying equity.

Other Dividends or Distributions

The terms of the Securities will not be adjusted to reflect dividends or other distributions paid with respect to an underlying equity, other than:

➢	stock dividends described under “— Stock Dividends or Distributions” above;

➢	issuances of transferable rights and warrants with respect to an underlying equity as described under “— Transferable Rights and Warrants” below;

➢	if an underlying equity is common stock in a specific company, distributions that are spin-off events described under “— Reorganization Events” beginning on page PS-40; and

General Terms of the Securities

➢	extraordinary cash dividends described below.

For any offering of the Securities, a dividend or other distribution with respect to an underlying equity will be deemed to be an extraordinary dividend if its per share value exceeds that of the immediately preceding non-extraordinary dividend, if any, for an underlying equity by an amount equal to at least 10% of the closing level of an underlying equity on the trading day before the ex-dividend date. The ex-dividend date for any dividend or other distribution is the first trading day on which an underlying equity trades without the right to receive that dividend or distribution.

If an extraordinary dividend, as described above, occurs with respect to an underlying equity and is payable in cash, the initial level, coupon barrier and trigger level for such underlying equity will each be adjusted by dividing the prior initial level, prior coupon barrier and prior trigger level for such underlying equity by the ratio of the closing level of such underlying equity on the trading day before the ex-dividend date to the amount by which that closing level exceeds the extraordinary cash dividend amount.

The extraordinary cash dividend amount with respect to an extraordinary dividend for an underlying equity equals:

➢

for an extraordinary cash dividend that is paid in lieu of a regular quarterly dividend, the amount of the extraordinary cash dividend per share of underlying equity minus the amount per share of underlying equity of the immediately preceding dividend, if any, that was not an extraordinary dividend for an underlying equity; or

➢	for an extraordinary cash dividend that is not paid in lieu of a regular quarterly dividend, the amount per share of the extraordinary cash dividend.

To the extent an extraordinary dividend is not paid in cash, the value of the non-cash component will be determined by the calculation agent. A distribution payable to the holders of an underlying equity that is both an extraordinary dividend and payable in an underlying equity, or an issuance of rights or warrants with respect to an underlying equity that is also an extraordinary dividend, will result in adjustments to the initial level, coupon barrier and the trigger level, as applicable, or any other term of the Securities, as described under “— Stock Dividends or Distributions” above or “— Transferable Rights and Warrants” below, as the case may be, and not as described here.

Transferable Rights and Warrants

If the issuer of an underlying equity issues transferable rights or warrants to all holders of such underlying equity to subscribe for or purchase such underlying equity at an exercise price per share that is less than the closing level of such underlying equity on the trading day before the ex-dividend date for such issuance, then the calculation agent may adjust the initial level, trigger level and/or final level, as applicable, of the underlying equity, or any other terms of the Securities as the calculation agent determines appropriate with reference to any adjustment(s) to options contracts on the affected underlying equity in respect of such issuance of transferable rights or warrants made by the Options Clearing Corporation, or any other equity derivatives clearing organization or exchange to account for the economic effect of such issuance.

Reorganization Events

Each of the following may be determined by the calculation agent to be a “reorganization event”:

(a)	an underlying equity is reclassified or changed, including, without limitation, as a result of the issuance of tracking stock by the underlying equity issuer;

General Terms of the Securities

(b)	the issuer of an underlying equity or any surviving entity or subsequent surviving entity of such issuer (a “successor entity”), has been subject to a merger, consolidation or other combination and either is not the surviving entity or is the surviving entity but the outstanding shares (other than shares owned or controlled by the other party to the transaction) immediately prior to the event collectively represent less than 50% of the outstanding shares immediately following that event;

(c)	any statutory share exchange involving outstanding shares of the underlying equity issuer or any successor entity and the securities of another entity occurs, other than as part of an event described in clause (b) above;

(d)	the issuer of an underlying equity or any successor entity sells or otherwise transfers its property and assets as an entirety or substantially as an entirety to another entity;

(e)	the issuer of an underlying equity or any successor entity effects a spin-off, that is, issues equity securities of another issuer to all holders of the underlying equity, other than as part of an event described in clauses (b), (c) or (d) above (a “spin-off event”);

(f)	the issuer of an underlying equity or any successor entity is liquidated, dissolved or wound up or is subject to a proceeding under any applicable bankruptcy, insolvency or other similar law; or

(g)	a tender or exchange offer or going private transaction is commenced for all the outstanding shares of the issuer of an underlying equity or any successor entity and is consummated for all or substantially all of such shares.

If a reorganization event other than a share for cash event or an issuer merger event (each as defined below) with respect to an underlying equity occurs, then the determination of whether the closing level of such underlying equity is equal to or greater than the initial level or the coupon barrier on any observation date, (whether a trigger event occurs or whether such underlying equity is the least performing underlying equity, as the case may be, will be made by the calculation agent based upon the amount, type and value of property or properties — whether securities, other property or a combination of securities, other property and cash — that a hypothetical holder of the number of shares of such underlying equity prior to such reorganization event would have been entitled to receive in, or as a result of, such reorganization event. We refer to this new property as the “distribution property”. Such distribution property may consist of securities issued by a non U.S. company and be quoted and traded in a non-U.S. currency. No interest will accrue on any distribution property.

For the purpose of making an adjustment required by a reorganization event, the calculation agent will determine the value of each type of distribution property. For any distribution property consisting of a security (including a security issued by a non-U.S. company and quoted and traded in a non-U.S. currency), the calculation agent will use the closing level of the security on the relevant date of determination. The calculation agent may value other types of property in any manner it determines to be appropriate. If a holder of the applicable underlying equity may elect to receive different types or combinations of types of distribution property in the reorganization event, the distribution property will consist of the types and amounts of each type distributed to a holder of the applicable underlying equity that makes no election, as determined by the calculation agent.

If a reorganization event occurs with respect to an underlying equity and the calculation agent adjusts such underlying equity to consist of the distribution property as described above, the calculation agent will make further antidilution adjustments for any later events that affect the distribution property, or any component of the distribution property, constituting an adjusted underlying equity for that offering of the Securities. The calculation agent will do so to the same extent that it would make adjustments if

General Terms of the Securities

the shares of the applicable underlying equity were outstanding and were affected by the same kinds of events. If a subsequent reorganization event affects only a particular component of the distribution property, the required adjustment will be made with respect to that component, as if it alone were the underlying equity.

For example, assume an offering of the Securities is linked to one underlying equity and the respective underlying equity issuer merges into another company and each share of the underlying equity is converted into the right to receive two common shares of the surviving company and a specified amount of cash. Conceptually, the distribution property is treated much like an underlying basket, with the basket assets consisting of two common shares of the surviving company and the specified amount of cash. In the same manner as it would for an equity basket asset, the calculation agent will adjust the common share component of the adjusted underlying equity for each Security in the particular offering to reflect any later stock split or other event, including any later reorganization or antidilution event, that affects the common shares of the surviving company, to the extent described in this section and in “— Antidilution Adjustments”, as if the common shares were issued by the respective underlying equity issuer. In that event, the cash component will not be adjusted but will continue to be a component of the underlying equity for that particular offering (with no interest adjustment).

The calculation agent will be solely responsible for determination and calculation of the distribution property if a reorganization event occurs, including the determination of whether the contingent coupon is payable to you on any coupon payment date, whether the Securities are subject to an automatic call or any amounts due at maturity of the Securities, including the determination of the cash value of any distribution property, if necessary.

If a reorganization event occurs, the distribution property (which may include securities issued by a non-U.S. company and quoted and traded in a non-U.S. currency) distributed in, or as a result of, the event will be substituted for the applicable underlying equity as described above. Consequently, in this product supplement, references to an applicable underlying equity mean any distribution property that is distributed in a reorganization event and comprises an adjusted underlying equity for the particular offering of the Securities. Similarly, references to the respective underlying equity issuer include any surviving or successor entity in a reorganization event affecting that issuer.

If the distribution property consists of one or more securities issued by a non-U.S. company and quoted and traded in a non-U.S. currency (the “non-U.S. securities”), then for all purposes, including the determination of the value of the distribution property (which may be affected by the closing level of the non-U.S. securities) on the final valuation date, the closing level of such non-U.S. securities as of the relevant date of determination will be converted to U.S. dollars using the applicable exchange rate as described below, unless otherwise specified in the applicable final terms supplement.

On any date of determination, the applicable exchange rate will be the WM/Reuters Closing spot rate of the local currency of such non-U.S. securities relative to the U.S. dollar as published by Thomson Reuters PLC (“Reuters”) on the relevant page for such rate, or Bloomberg page WMCO, in each case at approximately 4:15 P.M., London time, for such date of determination. However, if such rate is not displayed on the relevant Reuters page or Bloomberg page WMCO on any date of determination, the applicable exchange rate on such day will equal the average (mean) of the bid quotations in New York City received by the calculation agent at approximately 3:00 P.M., New York City time, on such date of determination, from as many recognized foreign exchange dealers (provided that each such dealer commits to execute a contract at its applicable bid quotation), but not exceeding three, as will make such bid quotations available to the calculation agent for the purchase of the applicable non-U.S. currency for U.S. dollars for settlement on the final valuation date in the aggregate amount of the applicable non-U.S. currency payable to holders of the Securities. If the calculation agent is unable to obtain at least one such bid quotation, the calculation agent will determine the exchange rate.

General Terms of the Securities

If (i) a reorganization event occurs with respect to an underlying equity and the relevant distribution property consists solely of cash (a “share-for-cash event”) or (ii) the underlying equity issuer or any successor entity becomes subject to a merger or consolidation with UBS AG or any of its affiliates (an “issuer merger event”), the calculation agent may select a substitute security (as defined under “— Delisting or Suspension of Trading in an Underlying Equity” below) to replace such underlying equity that is affected by any such share-for cash event or issuer merger event (the “original underlying equity”) after the close of the principal trading session on the trading day that is on or immediately following the announcement date of such share-for-cash event or issuer merger event, as applicable. The substitute security will be deemed to be the relevant underlying equity and the calculation agent will make any required adjustment to the initial level, coupon barrier, trigger level and/or final level, as applicable, and any other term of the Securities and thereafter will determine the payment at maturity by reference to the substitute security and such adjusted terms. If the substitute security is issued by a non-U.S. company and quoted and traded in a non-U.S. currency, then for all purposes, the closing level of the substitute security on any trading day will be converted to U.S. dollars using the applicable exchange rate as described above.

Upon the occurrence of a share-for-cash event or an issuer merger event, if the calculation agent determines that no substitute security comparable to the original underlying equity exists, then the calculation agent will deem the closing level of the original underlying equity on the trading day immediately prior to the announcement date of the share-for-cash event or issuer merger event, as applicable, to be the closing level of the underlying equity on each remaining trading day to, and including, the final valuation date.

If an ADR is serving as an underlying equity and the non-U.S. stock represented by such ADR is subject to a reorganization event as described above, no adjustments described in this section will be made (1) if holders of ADRs are not eligible to participate in such reorganization event or (2) aside from an issuer merger event, to the extent that the calculation agent determines that the non-U.S. stock issuer or the depositary for the ADRs has made adjustments to account for the effects of such reorganization event. However, if holders of ADRs are eligible to participate in such reorganization event and the calculation agent determines that the non-U.S. stock issuer or the depositary for the ADRs has not made adjustments to account for the effects of such reorganization event, the calculation agent may make any necessary adjustments to account for the effects of such reorganization event.

Delisting or Suspension of Trading in an Underlying Equity

If an underlying equity is delisted or trading of the underlying equity is suspended on the primary exchange for such underlying equity, and such underlying equity is immediately re-listed or approved for trading on a successor exchange which is a major U.S. securities exchange registered under the Exchange Act as determined by the calculation agent (a “successor exchange”), then such underlying equity will continue to be deemed the underlying equity.

If an underlying equity is delisted or trading of such underlying equity is suspended on the primary exchange for such underlying equity, and is not immediately re-listed or approved for trading on a successor exchange, then the calculation agent may select a substitute security. A “substitute security” will be the common stock or ADR, which is listed or approved for trading on a major U.S. exchange or market, of a company then included in the same primary industry classification as the applicable underlying equity issuer as published on the Bloomberg Professional® service page <Ticker> <Equity> RV <GO> or any successor thereto that (i) satisfies all regulatory standards applicable to equity-linked securities at the time of such selection, (ii) is not subject to a hedging restriction and (iii) is the most comparable to the applicable underlying equity issuer as determined by the calculation agent based upon

General Terms of the Securities

various criteria including but not limited to market capitalization, stock price volatility and dividend yield (the “substitute selection criteria”). A company is subject to a “hedging restriction” if UBS AG or any of its affiliates is subject to a trading restriction under the trading restriction policies of UBS AG or any of its affiliates that would materially limit the ability of UBS AG or any of its affiliates to hedge the Securities with respect to the common stock or ADR of such company. If there is no issuer with the same primary industry classification as the issuer of the applicable underlying equity that meets the requirements described above, the calculation agent may select a substitute security that is a common stock or ADR then listed or approved for trading on a major U.S. exchange or market (subject to the same absence of hedging restriction requirement and substitute selection criteria), from the following categories: first, issuers with the same primary “Sub-Industry” classification; second, issuers with the same primary “Industry” classification; and third, issuers with the same primary “Industry Group”

classification, in each case as the issuer of the applicable underlying equity. “Sub-Industry,” “Industry” and “Industry Group” have the meanings assigned by Standard & Poor’s, a subsidiary of the McGraw-Hill Companies, Inc., or any successor thereto for assigning Global Industry Classification Standard (“GICS”) Codes. If the GICS Code system of classification is altered or abandoned, the calculation agent may select an alternate classification system and implement similar procedures. The substitute security will be deemed to be the underlying equity and the calculation agent will make any required adjustment to the initial level, coupon barrier, trigger level and/or final level, as applicable, and any other term of the Securities and thereafter will determine the payment at maturity by reference to the substitute security and such adjusted terms. If the substitute security is issued by a non-U.S. company and quoted and traded in a non-U.S. currency, then for all purposes, the closing level of the substitute security on any trading day will be converted to U.S. dollars using the applicable exchange rate as described above in “— Reorganization Events”.

If the applicable underlying equity is delisted or trading of the applicable underlying equity is suspended and the calculation agent determines that no substitute security comparable to the applicable underlying equity exists, then the calculation agent will deem the closing level of the applicable underlying equity on the trading day immediately prior to its delisting or suspension to be the closing level of the applicable underlying equity on each remaining trading day to, and including, the final valuation date.

Delisting of ADRs or Termination of ADR Facility

If an ADR serving as an underlying equity is no longer listed or admitted to trading on a U.S. securities exchange registered under the Exchange Act nor included in the OTC Bulletin Board Service operated by FINRA, or if the ADR facility between the issuer of the non-U.S. stock and the ADR depositary is terminated for any reason, then, on and after the date such ADR is no longer so listed or admitted to trading or the date of such termination, as applicable (the “change date”), the non-U.S. stock will be deemed to be such underlying equity, and the calculation agent will make any required adjustment to the initial level, coupon barrier, trigger level and/or final level, as applicable, and any other term of the Securities and thereafter will determine the payment at maturity by reference to the non-U.S. stock and such adjusted terms. To the extent that the non-U.S. stock and/or a group of one or more classes of non-U.S. stock substituted for the underlying equity represents more than or less than one share of such underlying equity, the calculation agent may modify the terms as necessary to ensure an equitable result including, but not limited to, changing the quantities and classes of such non-U.S. stock. On and after the change date, for all purposes, including the determination of the underlying return on the final valuation date, the closing level of the non-U.S. stock will be expressed in U.S. dollars, converted using the applicable exchange rate as described above in “— Reorganization Events”, unless otherwise specified in the applicable final terms supplement.

General Terms of the Securities

Delisting, Discontinuance or Modification of an ETF

If an ETF serving as an underlying equity (“original ETF”) is delisted, trading of such ETF is suspended on the primary exchange for such ETF, and such ETF is immediately re-listed or approved for trading on a successor exchange, then such ETF will continue to be deemed an underlying equity, as applicable.

If an ETF serving as an underlying equity is delisted, trading of such ETF is suspended on the primary exchange for such ETF, and such ETF is not immediately re-listed or approved for trading on a successor exchange, or the ETF is otherwise discontinued, then the calculation agent may select a substitute ETF. A “substitute ETF” will be the share of the ETF, which is listed or approved for trading on a major U.S. exchange or market, whose ETF (i) satisfies all regulatory standards applicable to equity-linked securities at the time of such selection, (ii) has the same underlying index as the original ETF or underlying constituents of the original ETF and (iii) is the most comparable to the original ETF as determined by the calculation agent based upon various criteria including but not limited to its underlying constituents, any target index, market capitalization, price volatility and dividend yield (the “substitute selection criteria”). The substitute ETF will be deemed to be the relevant underlying equity and the calculation agent will make any required adjustment to the initial level, coupon barrier, trigger level and/or final level, as applicable, and any other term of the Securities and thereafter will determine the payment at maturity by reference to the substitute ETF and such adjusted terms. If the substitute ETF is quoted and traded in a non-U.S. currency, then for all purposes, the closing level of the substitute ETF on any trading day will be converted to U.S. dollars using the applicable exchange rate as described above in “— Reorganization Events”.

If the calculation agent determines that no substitute ETF comparable to the original ETF exists, then the calculation agent may determine the closing level of the original ETF by reference to a basket comprised of (i) the underlying constituents of the original ETF or (ii) other securities, futures contracts, commodities or other assets comparable to the underlying constituents of the original ETF based upon the substitute selection criteria, in each case as determined by the calculation agent (a “replacement basket”). The replacement basket will be deemed to be the relevant underlying equity and the calculation agent will make any required adjustment to the initial level, coupon barrier, trigger level and/or final level, as applicable, and any other term of the Securities and thereafter will determine the payment at maturity by reference to the replacement basket and such adjusted terms. If the replacement basket includes any equity or other security issued by a non-U.S. company and quoted and traded in a non-U.S. currency, then for all purposes, the closing level of the applicable replacement basket constituent on any trading day will be converted to U.S. dollars using the applicable exchange rate as described above in “— Reorganization Events”.

If the calculation agent determines that no substitute ETF or replacement basket comparable to the original ETF exists, then the calculation agent will deem the closing level of the original ETF on the trading day immediately prior to its delisting or suspension to be the closing level of the original ETF on each remaining trading day to, and including, the final valuation date.

If at any time the underlying constituents of an ETF serving as the underlying equity is changed in a material respect, or if the ETF in any other way is modified so that the level of its shares do not, in the opinion of the calculation agent, fairly represent the level of the shares of the ETF had those changes or modifications not been made, then, from and after that time, the calculation agent will make those calculations and adjustments as may be necessary in order to account for the economic effect of such changes or modifications, and determine the closing levels of the affected underlying equity by reference to the level of the shares of the ETF, as adjusted. Accordingly, if the ETF is modified in a way that the level of its shares is a fraction of what it would have been if it had not been modified, then the

General Terms of the Securities

calculation agent will adjust the level in order to arrive at a level of the shares of the ETF as if it had not been modified. The calculation agent also may determine that no adjustment is required by the modification of the method of calculation.

Redemption Price Upon Optional Tax Redemption

We have the right to redeem your Securities in the circumstances described under “Description of Debt Securities We May Offer — Optional Tax Redemption” in the accompanying prospectus. If we exercise this right with respect to your Securities, the redemption price of the Securities will be determined by the calculation agent in a manner reasonably calculated to preserve your and our relative economic position.

Default Amount on Acceleration

If an event of default occurs and the maturity of your Securities is accelerated, we will pay the default amount in respect of the principal of your Securities at maturity. We describe the default amount below under “— Default Amount”.

For the purpose of determining whether the holders of our Medium-Term Notes, Series B, of which the Securities are a part, are entitled to take any action under the indenture, we will treat the outstanding principal amount of the Securities as the outstanding principal amount of the series of Securities constituted by that Security. Although the terms of the Securities may differ from those of the other Medium-Term Notes, Series B holders of specified percentages in principal amount of all Medium-Term Notes, Series B together in some cases with other series of our debt securities, will be able to take action affecting all the Medium-Term Notes, Series B including the Securities. This action may involve changing some of the terms that apply to the Medium-Term Notes, Series B accelerating the maturity of the Medium-Term Notes, Series B after a default or waiving some of our obligations under the indenture. We discuss these matters in the accompanying prospectus under “Description of Debt Securities We May Offer — Default, Remedies and Waiver of Default” and “— Modification and Waiver of Covenants”.

Default Amount

The default amount for your Securities on any day will be an amount, in U.S. dollars for the principal of your Securities, equal to the cost of having a qualified financial institution, of the kind and selected as described below, expressly assume all of our payment and other obligations with respect to your Securities as of that day and as if no default or acceleration had occurred, or to undertake other obligations providing substantially equivalent economic value to you with respect to your Securities. That cost will equal:

➢	the lowest amount that a qualified financial institution would charge to effect this assumption or undertaking; plus

➢	the reasonable expenses, including reasonable attorneys’ fees, incurred by the holders of your Securities in preparing any documentation necessary for this assumption or undertaking.

During the default quotation period for your Securities, which we describe below, the holders of your Securities and/or we may request a qualified financial institution to provide a quotation of the amount it would charge to effect this assumption or undertaking. If either party obtains a quotation, it must notify the other party in writing of the quotation. The amount referred to in the first bullet point above will equal the lowest — or, if there is only one, the only — quotation obtained, and as to which notice is so given, during the default quotation period. With respect to any quotation, however, the party not obtaining the quotation may object, on reasonable and significant grounds, to the assumption or

General Terms of the Securities

undertaking by the qualified financial institution providing the quotation and notify the other party in writing of those grounds within two business days after the last day of the default quotation period, in which case that quotation will be disregarded in determining the default amount.

Default Quotation Period

The default quotation period is the period beginning on the day the default amount first becomes due and ending on the third business day after that day, unless:

➢	no quotation of the kind referred to above is obtained; or

➢	every quotation of that kind obtained is objected to within five business days after the due date as described above.

If either of these two events occurs, the default quotation period will continue until the third business day after the first business day on which prompt notice of a quotation is given as described above. If that quotation is objected to as described above within five business days after that first business day, however, the default quotation period will continue as described in the prior sentence and this sentence.

Qualified Financial Institutions

For the purpose of determining the default amount at any time, a qualified financial institution must be a financial institution organized under the laws of any jurisdiction in the United States of America, Europe or Japan, which at that time has outstanding debt obligations with a stated maturity of one year or less from the date of issue and rated either:

➢	A-1 or higher by Standard & Poor’s, a division of The McGraw-Hill Companies, Inc., or any successor, or any other comparable rating then used by that rating agency; or

➢	P-1 or higher by Moody’s Investors Service, Inc. or any successor, or any other comparable rating then used by that rating agency.

Manner of Payment and Delivery

Any payment on or delivery of your Securities at maturity will be made to accounts designated by you or the holder of your Securities and approved by us, or at the office of the trustee in New York City, but only when your Securities are surrendered to the trustee at that office. We may also make any payment or delivery in accordance with the applicable procedures of the depositary.

Regular Record Dates for Contingent Coupons

Unless otherwise specified in the applicable final terms supplement, the regular record date relating to a coupon payment date for the Securities will be the business day prior to the coupon payment date.

Trading Day

A “trading day” is a day, as determined by the calculation agent, on which trading is generally conducted on the primary U.S. securities exchange or market on which an underlying equity is listed or admitted for trading or, with respect to a security issued by a non-U.S. issuer that is not listed or admitted to trading on a U.S. securities exchange or market, a day, as determined by the calculation agent, on which trading is generally conducted on the primary non-U.S. securities exchange or market on which such security is listed or admitted for trading.

General Terms of the Securities

Business Day

When we refer to a business day with respect to your Securities, we mean any day that is a business day of the kind described in “Description of Debt Securities We May Offer — Payment Mechanics for Debt Securities” in the accompanying prospectus.

Role of Calculation Agent

Our affiliate, UBS Securities LLC, will serve as the calculation agent. We may change the calculation agent after the original issue date of your Securities without notice. The calculation agent will make all determinations regarding the payment at maturity, market disruption events, antidilution and reorganization adjustments, business days, trading days, the default amount, the underlying return, the initial level, coupon barrier, the trigger level, the final level and all other determinations with respect to the Securities, in its sole discretion. Absent manifest error, all determinations of the calculation agent will be final and binding on you and us, without any liability on the part of the calculation agent. You will not be entitled to any compensation from us for any loss suffered as a result of any of the above determinations by the calculation agent.

Booking Branch

The booking branch of UBS AG will be specified in the applicable final terms supplement.

Use of Proceeds and Hedging

The net proceeds from the offering of the Securities will be used to provide funding for our operations and other general corporate purposes as described in the accompanying prospectus under “Use of Proceeds”. We or our affiliates may also use those proceeds in transactions intended to hedge our obligations under the Securities as described below.

In anticipation of the sale of the Securities, we or our affiliates expect to enter into hedging transactions involving purchases and sales of underlying equities and/or underlying constituents, as applicable, listed and/or over-the-counter options, futures, exchange-traded funds or other instruments on those assets prior to, on or after the applicable trade date. From time to time, we or our affiliates may enter into additional hedging transactions or unwind those we have entered into. Consequently, with regard to your Securities, from time to time, we or our affiliates may:

➢	acquire or dispose of long or short positions of an underlying equities and/or the underlying constituents;

➢	acquire or dispose of long or short positions in listed or over-the-counter options, futures, exchange-traded funds or other instruments based on the price of the above instruments;

➢

acquire or dispose of long or short positions in listed or over-the-counter options, futures, exchange-traded funds or other instruments based on indices designed to track the performance of any components of the U.S. or non-U.S. underlying equities or underlying constituents;

➢

acquire or dispose of long or short positions in listed or over-the-counter options, futures, exchange-traded funds or other instruments based on the level of other similar market indices or stocks, commodities or other assets; or

➢	any combination of the above four.

We or our affiliates may acquire a long or short position in securities similar to the Securities from time to time and may, in our or their sole discretion, hold or resell those securities.

We or our affiliates may close out our or their hedge position relating to the Securities on or before the final valuation date for your Securities. That step may involve sales or purchases of the instruments described above. No holder of the Securities will have any rights or interest in our hedging activity or any positions we may take in connection with our hedging activity.

The hedging activity discussed above may adversely affect the market value of your Securities from time to time and the payment at maturity of your Securities. See “Risk Factors” beginning on page PS-16 of this product supplement for a discussion of these adverse effects.

Supplemental U.S. Tax Considerations

The following is a general description of certain United States federal tax considerations relating to the Securities. It does not purport to be a complete analysis of all tax considerations relating to the Securities. Prospective purchasers of the Securities should consult their tax advisors as to the consequences under the tax laws of the country of which they are resident for tax purposes and the tax laws of the United States of acquiring, holding and disposing of the Securities and receiving payments of interest, principal and/or other amounts under the Securities. This summary is based upon the law as in effect on the date of this product supplement and is subject to any change in law that may take effect after such date.

The applicable supplements may contain a further discussion of the special federal income tax consequences applicable to certain Securities. The summary of the federal income tax considerations contained in the applicable supplements or free writing prospectus supersedes the following summary to the extent it is inconsistent therewith. This discussion applies to you only if you acquire your Securities upon initial issuance and hold your Securities as capital assets for U.S. federal income tax purposes. This discussion does not apply to you if you are a member of a class of holders subject to special rules, such as:

➢	a dealer in securities or currencies,

➢	a trader in securities that elects to use a mark-to-market method of accounting for your securities holdings,

➢	a financial institution or a bank,

➢	a regulated investment company or a real estate investment trust,

➢	a life insurance company,

➢	a tax-exempt organization including an “Individual Retirement Account” or “Roth IRA”,

➢	a person that owns Securities as part of a straddle or a hedging or conversion transaction, or who has entered into a “constructive sale” with respect to a Security for tax purposes, or

➢	a U.S. holder (as defined below) whose functional currency for tax purposes is not the U.S. dollar.

This discussion is based on the Code, administrative pronouncements, judicial decisions and final, temporary and proposed Treasury regulations as of the date of this product supplement, changes to any of which subsequent to the date of this product supplement may affect the U.S. federal income tax consequences described herein. If you are considering the purchase of a Security, you should consult your own tax advisor concerning the application of the United States federal income tax laws to your particular situation, as well as any tax consequences arising under the laws of any state, local or non-U.S. jurisdictions.

Except as otherwise noted under “Non- U.S. Holders” below, this discussion is only applicable to you if you are a U.S. holder. You are a U.S. holder if you are a beneficial owner of a Security and you are: (i) a citizen or resident of the United States, (ii) a domestic corporation, or other entity taxable as a corporation, created or organized in or under the laws of the United States or any political subdivision thereof, (iii) an estate the income of which is subject to United States federal income tax regardless of its source, or (iv) a trust if a court within the United States is able to exercise primary supervision over its administration, and one or more United States persons are authorized to control all of its substantial decisions.

Supplemental U.S. Tax Considerations

An individual may, subject to certain exceptions, be deemed to be a resident of the United States by reason of being present in the United States for at least 31 days in the calendar year and for an aggregate of at least 183 days during a three-year period ending in the current calendar year (counting for such purposes all of the days present in the current year, one-third of the days present in the immediately preceding year, and one-sixth of the days present in the second preceding year).

If a partnership, or an entity treated as a partnership for U.S. federal income tax purposes, holds the Securities, the U.S. federal income tax treatment of a partner will generally depend on the status of the partner and the tax treatment of the partnership. A partner in a partnership holding the Securities should consult its tax advisor with regard to the U.S. federal income tax treatment of an investment in the Securities.

In addition, we will not attempt to ascertain whether any underlying equity or underlying asset would be treated as a PFIC within the meaning of Section 1297 of the Code or as a “United States real property holding corporation” (a “USRPHC”) within the meaning of Section 897 of the Code. If any such entity were so treated, certain adverse U.S. federal income tax consequences might apply, to a U.S. holder in the case of a PFIC and to a non-U.S. holder in the case of a USRPHC, upon the sale, exchange, automatic call or maturity of a Security. You should refer to information filed with the Securities and Exchange Commission or the equivalent governmental authority by such entities and consult your tax advisor regarding the possible consequences to you if any such entity is or becomes a PFIC or USRPHC.

No statutory, judicial or administrative authority directly discusses how your Securities should be treated for United States federal income tax purposes. As a result, the United States federal income tax consequences of your investment in a Security are uncertain. Accordingly, we urge you to consult your tax advisor as to the tax consequences of having agreed to the required tax treatment of your Securities described below and as to the application of state, local or other tax (including non-U.S. tax) laws to your investment in your Securities. The risk that the Securities would be recharacterized for United States federal income tax purposes as instruments giving rise to current ordinary income (even before the receipt of any cash) and short-term capital gain or loss (even if held for a period longer than one year), is greater than with other equity-linked securities that do not guarantee full repayment of principal.

Tax Treatment of Securities

We believe it would be reasonable to treat your Securities as pre-paid derivative contracts with respect to the underlying equity. The terms of the Securities require you and us (in the absence of an administrative determination or judicial ruling to the contrary) to treat the Securities for all U.S. federal income tax purposes in accordance with such characterization, and any reports to the IRS and U.S. holders will be consistent with such treatment. In purchasing your Securities, you agree to these terms. Except as otherwise noted below, the discussion below assumes that the Securities will be so treated.

Tax Consequences to U.S. Holders

Treatment of Contingent Coupons. Although the tax treatment of the contingent coupons is unclear, we intend to treat such contingent coupons (including any coupon paid on or with respect to the maturity date or automatic call) as ordinary income includable in income by you in accordance with your regular method of accounting for U.S. federal income tax purpose. Generally, for cash-basis taxpayers this would require such coupons be included in income when received and for accrual basis taxpayers when the right to, and amount of, such coupon is fixed.

Supplemental U.S. Tax Considerations

Tax Treatment on Sale, Exchange, Automatic Call or Redemption. Consistent with the tax characterization of the Securities set forth above, you should generally realize capital gain or loss on the sale, exchange, automatic call or redemption at maturity of your Securities in an amount equal to the difference between the amount realized (other than pursuant to a contingent coupon or any amount attributable to any accrued but unpaid contingent coupon) at such time and your tax basis in the Securities. Your tax basis in a Security should generally be the price you paid for your Securities. Capital gain of a noncorporate U.S. holder is generally taxed at preferential rates where the property is held more than one year. The deductibility of capital losses is subject to limitations. Although uncertain, it is possible that proceeds received from the sale or exchange of your Securities prior to a coupon observation date, but that could be attributed to an expected contingent coupon, could be treated as ordinary income. You should consult your tax advisor regarding this risk.

It is possible that the IRS could assert that your holding period in respect of your Securities should end on the date on which the amount you are entitled to receive upon maturity of your Securities is determined, even though you will not receive any amounts from the issuer in respect of your Securities prior to the maturity of your Securities. In such case, you may be treated as having a holding period in respect of your Securities ending prior to the maturity of your Securities, and such holding period may be treated as less than one year even if you receive cash upon the maturity of your Securities at a time that is more than one year after the beginning of your holding period.

Alternative Treatments

Due to the absence of authorities that directly address the proper treatment of the Securities, no assurance can be given that the IRS will accept, or that a court will uphold, the treatment of the Securities described above. If the IRS were successful in asserting an alternative treatment of the Securities, the timing and character of income on your Securities could differ materially from our description herein.

For example, it is possible that your Securities could be treated as a cash settled put option written by you and a deposit in cash equal to the amount you have invested paid to secure your obligations under the put option. Under this characterization, you would be required to accrue interest income (which may exceed in any tax year any payments of contingent coupons) on such deposit over the term of the Securities based on the yield at which we would issue a non-contingent fixed-rate debt instrument with other terms and conditions similar to such deposit and if the Securities are not called, you may realize short-term capital loss on the Maturity Date.

Alternatively, it is possible that your Securities could be treated as debt instruments subject to the special tax rules governing contingent debt instruments. If your Securities are so treated, you would be required to accrue interest income over the term of your Securities based upon the yield at which we would issue a non-contingent fixed-rate debt instrument with other terms and conditions similar to your Securities. You would recognize gain or loss upon the sale, automatic call, or redemption at maturity of your Securities in an amount equal to the difference, if any, between the amount you receive at such time and your adjusted basis in your Securities. In general, your adjusted basis in your Securities would be equal to the amount you paid for your Securities, increased by the amount of interest you previously accrued with respect to your Security and decreased by any payments of contingent coupons. Any gain you recognize upon the sale, call, or redemption on maturity of your Securities would be ordinary income and any loss recognized by you at such time would be ordinary loss to the extent of interest you included in income in the current or previous taxable years in respect of your Securities, and thereafter, would be capital loss. It is possible the Securities could be treated as a debt instrument subject to special rules for short-term debt instruments. However, there are no specific rules dealing with short-term debt instruments that provide for contingent payments. You should consult your tax advisor as to the tax consequences of such a characterization.

Supplemental U.S. Tax Considerations

Additionally, certain proposed Treasury regulations require the accrual of income on a current basis for contingent payments made under certain “notional principal contracts.” The preamble to the proposed regulations states that the “wait and see” method of accounting does not properly reflect the economic accrual of income on those contracts and requires current accrual of income for some contracts already in existence. If the IRS or the U.S. Treasury Department successfully treated the Securities as notional principal contracts or publishes future guidance requiring current economic accrual for contingent payments on forward or other derivative contracts, it is possible that a you could be required to accrue income over the term of the Securities in excess of payments on the contingent coupon.

It is also possible that the contingent coupons would be treated for U.S. federal income tax purposes as a return of capital which would reduce your tax basis in your Securities and result in greater gain or smaller loss on the sale, exchange, automatic call or redemption of your Securities.

If your Securities are linked to a regulated investment company (including an ETF), REIT, partnership (including a master limited partnership) or PFIC (each, a “pass-thru entity”), there is a risk that your Securities would be treated as a “constructive ownership transaction” as defined in Section 1260 of the Code. A “constructive ownership transaction” includes certain contracts under which an investor will receive payment equal to or credit for the future value of any equity interest in a regulated investment company. If an investment in your Securities is treated as a “constructive ownership transaction,” any long-term capital gain recognized by a U.S. holder in respect of a Security will be recharacterized as ordinary income to the extent such gain exceeds the amount of “net underlying long-term capital gain” (as defined in Section 1260 of the Code) of the U.S. holder (the “Excess Gain”). It is not clear how the “net underlying long-term capital gain” would be computed in respect of a Security. It is possible, for example, that the “net underlying long-term capital gain” could equal the amount of long-term capital gain a U.S. holder would have recognized if on the issue date of the Security the holder had invested the face amount of the Security in shares of the underlying equity and sold those shares for their fair market value on the date the Security is sold, exchanged or retired. Unless otherwise established by clear and convincing evidence, the “net underlying long-term capital gain” is treated as zero. In addition, an interest charge will also apply to any deemed underpayment of tax in respect of any Excess Gain to the extent such gain would have resulted in gross income inclusion for the U.S. holder in taxable years prior to the taxable year of the sale, exchange, automatic call or maturity of your Security (assuming such income accrued such that the amount in each successive year is equal to the income in the prior year increased at a constant rate equal to the applicable federal rate as of the date of sale, exchange, automatic call or maturity of your Security).

Accordingly, all or a portion of any gain on the sale or settlement of a Security after one year could be treated as “Excess Gain” from a “constructive ownership transaction,” which gain would be recharacterized as ordinary income, and subject to an interest charge. U.S. holders should consult their tax advisors regarding the potential application of the “constructive ownership” rules.

In regard to the constructive ownership rules, we will not attempt to ascertain whether the issuer of any underlying equity would be treated as a pass-thru entity for purposes of Section 1260 of the Code. You should refer to information filed with the Securities and Exchange Commission or the equivalent governmental authority by such entities and consult with your tax advisor regarding the possible consequences to you if any such entity is or becomes a pass-thru entity.

Notice 2008-2. In 2007, the IRS released a notice that may affect the taxation of holders of the Securities. According to the notice, the IRS and the Treasury Department are actively considering whether the holder of an instrument such as the Securities should be required to accrue ordinary income on a current basis. It is not possible to determine what guidance they will ultimately issue, if any. It is possible, however, that under such guidance, holders of the Securities will ultimately be required to

Supplemental U.S. Tax Considerations

accrue income currently in excess of any receipt of contingent coupons and this could be applied on a retroactive basis. The IRS and the Treasury Department are also considering other relevant issues, including whether additional gain or loss from such instruments should be treated as ordinary or capital, whether foreign holders of such instruments should be subject to withholding tax on any deemed income accruals, and whether the special “constructive ownership rules” of Section 1260 of the Code should be applied to such instruments. Holders are urged to consult their tax advisors concerning the significance, and the potential impact, of the above considerations. Except to the extent otherwise required by law, UBS intends to treat your Securities for United States federal income tax purposes in accordance with the treatment described above unless and until such time as the Treasury Department and IRS determine that some other treatment is more appropriate.

Prospective investors in Securities should consult their tax advisors as to the tax consequences to them of purchasing Securities including any alternative characterizations and treatments.

Treasury Regulations Requiring Disclosure of Reportable Transactions

Treasury regulations require United States taxpayers to report certain transactions (“Reportable Transactions”) on IRS Form 8886. An investment in the Securities or a sale of the Securities is not likely to be treated as a Reportable Transaction under current law, but it is possible that future legislation, regulations or administrative rulings could cause your investment in the Securities or a sale of the Securities to be treated as a Reportable Transaction. You should consult with your tax advisor regarding any tax filing and reporting obligations that may apply in connection with acquiring, owning and disposing of Securities.

Medicare Tax on Net Investment Income

U.S. holders that are individuals, estates, and certain trusts are subject to an additional 3.8% tax on all or a portion of their “net investment income,” which may include any income or gain realized with respect to the Securities, to the extent of their net investment income that when added to their other modified adjusted gross income, exceeds $200,000 for an unmarried individual, $250,000 for a married taxpayer filing a joint return (or a surviving spouse), or $125,000 for a married individual filing a separate return. The 3.8% Medicare tax is determined in a different manner than the income tax. U.S. holders should consult their advisors with respect to their consequences with respect to the 3.8% Medicare tax.

Information Reporting with respect to Foreign Financial Assets

U.S. holders that are individuals (and to the extent provided in future regulations, entities) that own “specified foreign financial assets” may be required to file information with respect to such assets with their U.S. federal income tax returns, especially if such assets are held outside the custody of a U.S. financial institution. “Specified foreign financial assets” include stock or other securities issued by foreign persons and any other financial instrument or contract that has an issuer or counterparty that is not a United States person. Individuals that fail to provide such information are subject to a penalty of $10,000 for the taxable year. You are urged to consult your tax advisor as to the application of this legislation to your ownership of the Securities.

Backup Withholding and Information Reporting

The proceeds received from a sale, exchange, automatic call or maturity of the Securities will be subject to information reporting unless you are an “exempt recipient” and may also be subject to backup

Supplemental U.S. Tax Considerations

withholding at the rate specified in the Code if you fail to provide certain identifying information (such as an accurate taxpayer number, if you are a U.S. holder) or meet certain other conditions. If you are a non-U.S. holder and you provide a properly executed and fully completed applicable IRS Form W-8, you will generally establish an exemption from backup withholding.

Amounts withheld under the backup withholding rules are not additional taxes and may be refunded or credited against your U.S. federal income tax liability, provided the required information is furnished to the IRS.

Non-U.S. Holders

The U.S. federal income tax treatment of the contingent coupons is unclear. Subject to the discussion below with respect to Section 871(m) of the Code and FATCA, we currently do not intend to withhold any tax on any contingent coupon made to a non-U.S. holder that provides us (and/or the applicable withholding agent) with a fully completed and validly executed applicable IRS Form W-8. However, it is possible that the IRS could assert that such payments are subject to U.S. withholding tax, or that we or another withholding agent may otherwise determine that withholding is required, in which case we or the other withholding agent may withhold up to 30% on such payments (subject to reduction or elimination of such withholding tax pursuant to an applicable income tax treaty) without being required to pay any additional amounts with respect to amounts so withheld.

In general, gain realized on the sale, exchange, automatic call or retirement of the Securities by a non- U.S. holder will not be subject to federal income tax, unless:

➢	the gain with respect to the Securities is effectively connected with a trade or business conducted by the non- U.S. holder in the United States, or

➢

the non- U.S. holder is a nonresident alien individual who holds the Securities as a capital asset and is present in the United States for more than 182 days in the taxable year of the sale and certain other conditions are satisfied, or has certain other present or former connections with the United States.

If the gain realized on the sale, exchange or retirement of the Securities by the non- U.S. holder is described in either of the two preceding bullet points, the non-U.S. holder may be subject to U.S. federal income tax with respect to the gain except to the extent that an income tax treaty reduces or eliminates the tax and the appropriate documentation is provided.

Section 897. We will not attempt to ascertain whether the issuer of any underlying equity would be treated as a “United States real property holding corporation” within the meaning of Section 897 of the Code. We also have not attempted to determine whether the Securities should be treated as “United States real property interests” as defined in Section 897 of the Code. If the issuer of the underlying equity and the Securities were so treated, certain adverse U.S. federal income tax consequences could possibly apply, including subjecting any gain to a non-U.S. holder in respect of a Security upon a sale, exchange, redemption or other taxable disposition of the Security to the U.S. federal income tax on a net basis, and the proceeds from such a taxable disposition to a 10% withholding tax. Non-U.S. holders should consult their tax advisors regarding the potential treatment of the underlying equity as a United States real property holding corporation or the Securities as United States real property interests.

Section 871(m). Section 871(m) of the Code requires withholding (up to 30%, depending on whether a treaty applies) on certain financial instruments to the extent that the payments or deemed payments on the financial instruments are contingent upon or determined by reference to U.S.-source dividends. Under proposed U.S. Treasury Department regulations (if finalized in their current form), certain payments or

Supplemental U.S. Tax Considerations

deemed payments with respect to certain equity-linked instruments (“specified ELIs”) that reference U.S. stocks, may be treated as dividend equivalents (“dividend equivalents”) that are subject to U.S. withholding tax at a rate of 30% (or lower treaty rate). Under these proposed regulations, withholding may be required even in the absence of any actual dividend related payment or adjustment made pursuant to the terms of the instrument. If adopted in their current form, the proposed regulations may impose a withholding tax on payments or deemed payments made on the Securities on or after

January 1, 2016 that are treated as dividend equivalents for Securities acquired on or after March 5, 2014. Under a recent IRS Notice, the IRS announced that the IRS and the Treasury Department intend that final Treasury regulations will provide that “specified ELIs” will exclude equity-linked instruments issued prior to 90 days after the date the final Treasury regulations are published. Accordingly, we generally expect that non-U.S. holders of the Securities issued before the above “grandfather date” should not be subject to tax under Section 871(m). However, it is possible that such withholding tax could apply to “grandfathered” Securities under these proposed rules if the non-U.S. holder enters into certain subsequent transactions in respect of the underlying equity. If withholding is required, we (or the applicable paying agent) would be entitled to withhold such taxes without being required to pay any additional amounts with respect to amounts so withheld. Non-U.S. holders should consult with their tax advisors regarding the application of Section 871(m) and the regulations thereunder in respect of their acquisition and ownership of the Securities.

FATCA. The Foreign Account Tax Compliance Act (“FATCA”) was enacted on March 18, 2010, and imposes a 30% U.S. withholding tax on “withholdable payments” (i.e., certain U.S. source payments, including interest (and OID), dividends, other fixed or determinable annual or periodical gain, profits, and income, and on the gross proceeds from a disposition of property of a type which can produce U.S. source interest or dividends) and “pass-thru payments” (i.e., certain payments attributable to withholdable payments) made to certain foreign financial institutions (and certain of their affiliates) unless the payee foreign financial institution agrees, among other things, to disclose the identity of any U.S. individual with an account of the institution (or the relevant affiliate) and to annually report certain information about such account. FATCA also requires withholding agents making withholdable payments to certain foreign entities that do not disclose the name, address, and taxpayer identification number of any substantial U.S. owners (or certify that they do not have any substantial United States owners) to withhold tax at a rate of 30%. Under certain circumstances, a holder may be eligible for refunds or credits of such taxes.

Pursuant to final and temporary Treasury regulations, the withholding and reporting requirements under FATCA generally apply to certain “withholdable payments” and, if made after December 31, 2016, payments of certain gross proceeds on sale or disposition and certain foreign pass-thru payments made after December 31, 2016 (or, if later, the date that final regulations defining the term “foreign pass-thru payment” are published). Pursuant to these Treasury regulations, withholding tax under FATCA would not be imposed on foreign pass-thru payments pursuant to obligations that are executed on or before the date that is six months after final regulations regarding such payments are published (and such obligations are not subsequently modified in a material manner) or on withholdable payments solely because the relevant obligation is treated as giving rise to a dividend equivalent (pursuant to Section 871(m) and the regulations thereunder) where such obligation is executed on or before the date that is six months after the date on which obligations of its type are first treated as giving rise to dividend equivalents. If, however, withholding is required, we (or the applicable paying agent) will not be required to pay additional amounts with respect to the amounts so withheld.

Significant aspects of the application of FATCA are not currently clear. Investors should consult their own advisor about the application of FATCA, in particular if they may be classified as foreign financial institutions (or if they hold their Securities through a foreign entity) under the FATCA rules.

Supplemental U.S. Tax Considerations

Proposed Legislation

In 2007, legislation was introduced in Congress that, if it had been enacted, would have required holders of Securities purchased after the bill was enacted to accrue interest income over the term of the Securities despite the fact that there will be no interest payments over the term of the Securities. It is not possible to predict whether a similar or identical bill will be enacted in the future, or whether any such bill would affect the tax treatment of your Securities.

In 2013, the House Ways and Means Committee released in draft form certain proposed legislation relating to financial instruments. If enacted, the effect of this legislation generally would be to require instruments such as the Securities to be marked to market on an annual basis with all gains and losses to be treated as ordinary, subject to certain exceptions. It is not possible to predict whether a similar or identical bill will be enacted in the future, or whether any such bill would affect the tax treatment of your Securities. You are urged to consult your tax advisor regarding the draft legislation and its possible impact on you.

Both U.S. and non-U.S. holders should consult their tax advisors regarding the U.S. federal income tax consequences of an investment in the Securities (including possible alternative treatments and the issues presented by the 2007 IRS notice), as well as any tax consequences arising under the laws of any state, local or non-U.S. taxing jurisdiction (including that of the underlying equity issuer).

Certain ERISA Considerations

We, UBS Securities LLC, UBS Financial Services Inc. and other of our affiliates may each be considered a “party in interest” within the meaning of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), or a “disqualified person” (within the meaning of Section 4975 of the Code) with respect to an employee benefit plan that is subject to ERISA and/or an individual retirement account, Keogh plan or other plan or account that is subject to Section 4975 of the Code (“Plan”). The purchase of the Securities by a Plan with respect to which UBS Securities LLC, UBS Financial Services Inc. or any of our affiliates acts as a fiduciary as defined in Section 3(21) of ERISA and/or Section 4975 of the Code (“Fiduciary”) would constitute a prohibited transaction under ERISA or the Code unless acquired pursuant to and in accordance with an applicable exemption. The purchase of the Securities by a Plan with respect to which UBS Securities LLC, UBS Financial Services Inc. or any of our affiliates does not act as a Fiduciary but for which any of the above entities does provide services could also be prohibited, but one or more exemptions may be applicable.

The U.S. Department of Labor has issued five prohibited transaction class exemptions (“PTCEs”) that may provide exemptive relief for prohibited transactions that may arise from the purchase or holding of the Securities. These exemptions are PTCE 84-14 (for transactions determined by independent qualified professional asset managers), 90-1 (for insurance company pooled separate accounts), 91-38 (for bank collective investment funds), 95-60 (for insurance company general accounts) and 96-23 (for transactions managed by in-house asset managers). Section 408(b)(17) of ERISA and Section 4975(d)(20) of the Code also provide an exemption for the purchase and sale of securities where neither UBS nor any of its affiliates have or exercise any discretionary authority or control or render any investment advice with respect to the assets of the Plan involved in the transaction and the Plan pays no more and receives no less than “adequate consideration” in connection with the transaction (the “service provider exemption”). Upon purchasing the Securities, a Plan will be deemed to have represented that the acquisition, holding and, to the extent relevant, disposition of the Securities is eligible for relief under PTCE 84-14, PTCE 90-1, PTCE 91-38, PTCE 95-60, PTCE 96-23, the service provider exemption or another applicable exemption and that the purchase, holding and, if applicable, subsequent disposition of the Securities will not constitute or result in a non-exempt prohibited transaction.

Any person proposing to acquire any Securities on behalf of a Plan should consult with counsel regarding the applicability of ERISA and Section 4975 of the Code thereto, including but not limited to the prohibited transaction rules and the applicable exemptions.

The discussion above supplements the discussion under “Benefit Plan Investor Considerations” in the accompanying prospectus.

Supplemental Plan of Distribution (Conflicts of Interest)

Unless otherwise specified in the applicable final terms supplement, with respect to each Security to be issued, UBS will agree to sell to UBS Securities LLC and/or UBS Financial Services Inc., and UBS Securities LLC and UBS Financial Services Inc., as applicable, will agree to purchase from UBS, the aggregate principal amount of the Securities specified on the front cover of the applicable final terms supplement. UBS Securities LLC and/or UBS Financial Services Inc. intend to resell the offered Securities at the original issue price to public applicable to the offered Securities to be resold. UBS Securities LLC and UBS Financial Services Inc. may resell the Securities to securities dealers (the “Dealers”) at a discount from the original issue price applicable to the offered Securities of up to the underwriting discount set forth on the front cover of the applicable final terms supplement. In some cases, the Dealers may resell the Securities to other securities dealers who resell to investors and reallow those other securities dealers all or part of the discount they receive from UBS Securities LLC or UBS Financial Services Inc. In the future, we or our affiliates may repurchase and resell the offered Securities in market-making transactions. For more information about the plan of distribution and possible market-making activities, see “Plan of Distribution” in the accompanying prospectus.

UBS may use this product supplement and accompanying prospectus in the initial sale of any Securities. In addition, UBS, UBS Securities LLC, UBS Financial Services Inc. or any other affiliate of UBS may use this product supplement and accompanying prospectus in a market-making transaction for any Securities after their initial sale. In connection with any offering of the Securities, UBS, UBS Securities LLC, UBS Financial Services Inc., and any other affiliate of UBS or any other securities dealers may distribute this product supplement and accompanying prospectus electronically. Unless stated otherwise in the applicable confirmation of sale delivered by UBS or its agent, this product supplement and accompanying prospectus are being used in a market-making transaction.

Conflicts of Interest — Each of UBS Securities LLC and UBS Financial Services Inc. is an affiliate of UBS and, as such, will have a “conflict of interest” in an offering of the Securities within the meaning of FINRA Rule 5121. In addition, UBS will receive the net proceeds (excluding the underwriting discount) from any public offering of the Securities, thus creating an additional conflict of interest within the meaning of FINRA Rule 5121. Consequently, each offering will be conducted in compliance with the provisions of Rule 5121. Neither UBS Securities LLC nor UBS Financial Services Inc. is permitted to sell the Securities in an offering to an account over which it exercises discretionary authority without the prior specific written approval of the accountholder.